As filed with the Securities and Exchange Commission on February 14, 2005
                           Registration No. 333-121119
================================================================================
================================================================================

                United States Securities and Exchange Commission
                             Washington, D.C. 20549


                               Amendment No. 1 to
                                   Form SB-2
             Registration Statement under the Securities Act of 1933


                            Premier Exhibitions, Inc.
                 (Name of small business issuer in its charter)

             Florida                       7900                   20-1424922
             -------                       ----                   ----------
   (State or other jurisdiction   (Primary Standard Industrial (I.R.S. employer)
of incorporation or organization)  Classification Code Number)   identification
                                                                    number)

                       3340 Peachtree Road, NE, Suite 2250
                             Atlanta, Georgia 30326
                                 (404) 842-2600
          (Address and telephone number of principal executive offices)

                     Gerald Couture, Chief Financial Officer
                            Premier Exhibitions, Inc.
                       3340 Peachtree Road, NE, Suite 2250
                             Atlanta, Georgia 30326
                               Tel: (404) 842-2600
                               Fax: (404) 842-2626
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                                     James M. Jenkins, Esq.
  Brian Wainger, Esq., Chief Legal Counsel           Daniel R. Kinel, Esq.
  Premier Exhibitions, Inc.                          Dietrich A. King, Esq.
  3340 Peachtree Road, NE, Suite 2250                Harter, Secrest & Emery LLP
  Atlanta, Georgia 30326                             1600 Bausch & Lomb Place
  Tel: (404) 842-2600                                Rochester, New York 16604
  Fax: (404) 842-2626                                Tel: (585) 232-6500
                                                     Fax: (585) 232-2152

     Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

Preliminary Prospectus

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            Premier Exhibitions, Inc.

                        2,704,915 Shares of Common Stock

This prospectus relates to the resale of up to 2,704,915 shares of our common stock, from time to time, by some of our shareholders:

o who purchased shares of our common stock during a private placement that we completed in August 2004;

o who may purchase shares of our common stock by exercising warrants that we granted to them in connection with the private placement; or

o who may purchase shares of our common stock by exercising warrants that we granted to them as partial payment for services provided to us.

These shareholders are referred to throughout this prospectus as the "selling shareholders." The selling shareholders may sell the common stock covered by this prospectus, from time to time, directly or through agents or dealers, on terms to be determined at the time of sale. The prices at which the selling shareholders may sell their shares will be determined by the prevailing market price for the shares at the time of sale or in negotiated transactions.

The selling shareholders will receive all of the proceeds from any sales of our common stock made pursuant to this prospectus. Accordingly, we will receive no proceeds from sales of our common stock made pursuant to this prospectus. We are paying the expenses of registering the shares covered by this prospectus and preparing this prospectus, but the selling shareholders will pay all selling expenses incurred by them in connection with the shares of common stock covered by this prospectus.

Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "PXHB.OB." On February 7, 2005, the last reported sale price of our common stock on the OTC Bulletin Board was $1.12 per share.

We reorganized our corporate structure on October 14, 2004. As a result, the name of our company changed from "RMS Titanic, Inc." to "Premier Exhibitions, Inc."

Investing in our common stock involves a high degree of risk. Please see the section entitled "Risk Factors" beginning on page 5 of this prospectus to read about risks you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is February 14, 2005.





                                Table of Contents

Prospectus Summary.......................................................................................1
Risk Factors.............................................................................................5
Special Note Regarding Forward-Looking Statements.......................................................12
Use of Proceeds.........................................................................................12
Market for our Common Stock and Related Shareholder Matters.............................................13
Management's Discussion and Analysis of Financial Condition and Results of Operation....................14
Business................................................................................................19
Description of Properties...............................................................................24
Legal Proceedings.......................................................................................25
Directors, Executive Officers and Significant Employees.................................................27
Certain Relationships and Related Transactions..........................................................32
Security Ownership of certain Beneficial Owners and Management..........................................33
Description of Common Stock.............................................................................35
Indemnification For Securities Act Liabilities..........................................................35
Selling Shareholders....................................................................................36
Plan of Distribution....................................................................................41
Legal Opinion...........................................................................................42
Experts.................................................................................................42
Additional Information..................................................................................42
Index to Consolidated Financial Statements.............................................................F-1



             ------------------------------------------------------
             ------------------------------------------------------

                      Dealer Prospectus Delivery Obligation

       Until May ___, 2005 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.


             ------------------------------------------------------
             ------------------------------------------------------

             ------------------------------------------------------

         We have not authorized any dealer, salesperson or other person to give you any information or to make any representations to you, other than those contained or incorporated by reference in this prospectus, in connection with the offer contained in this prospectus and, if given or made, you should not rely on such information or representations as having been authorized by us.

             ------------------------------------------------------

         Neither the delivery of this prospectus nor any sale made pursuant to it shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

             ------------------------------------------------------

         This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. In addition, this prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of documents that we discuss in this prospectus. In making a decision to invest in our common stock, you must rely on your own examination of our company and the terms of the offering and the common stock, including the merits and risks involved.

             ------------------------------------------------------

         We are not making any representation to you regarding the legality of an investment in the common stock by you under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common stock.

             ------------------------------------------------------

         In this prospectus, "Premier Exhibitions," "the company," "we," "us" and "our" refer to Premier Exhibitions, Inc., a Florida corporation, and its subsidiaries, taken as a whole, unless the context otherwise requires. We reorganized our corporate structure on October 14, 2004. As a result, the name of our company changed from "RMS Titanic, Inc." to "Premier Exhibitions, Inc."

         In this prospectus, the "Securities Act" refers to the Securities Act of 1933, as amended.

             ------------------------------------------------------

         This prospectus contains trademarks, service marks and registered marks of Premier Exhibitions, Inc. and its subsidiaries and other companies, as indicated. Unless otherwise provided in this prospectus, as amended and supplemented from time to time, trademarks identified by (R) and (TM) are registered trademarks or trademarks, respectively, of Premier Exhibitions, Inc. or its subsidiaries. All other trademarks are the properties of their respective owners.

             ------------------------------------------------------

         The following summary highlights important information about the offering of common stock covered by this prospectus, but it may not contain all of the information that is important to you. You should read this summary only in conjunction with the more detailed information regarding this offering, our company, our common stock and our financial statements appearing elsewhere in this prospectus, including the section entitled "Risk Factors" beginning on page 5 of this prospectus.


                               Prospectus Summary
                               ------------------

Our Company

         We are Premier Exhibitions, Inc., a Florida corporation. We are in the business of developing and touring museum quality exhibitions. We are a holding company, and at this time we operate our business through wholly-owned subsidiaries. Previously, we conducted our business through RMS Titanic, Inc., which is now our wholly-owned subsidiary. RMS Titanic, Inc. now operates our Titanic exhibitions. RMS Titanic, Inc. is the only company permitted by law to recover objects from the wreck of the Titanic.

         To date, we have derived most of our revenue from our Titanic exhibitions. The ocean liner the RMS Titanic sank approximately 400 miles off the southern coast of Newfoundland on April 15, 1912. The wreck lies more than 12,500 feet below the surface of the Atlantic Ocean. We have obtained oceanic material and scientific data available in various forms, including still photography, videotape and artifacts from the wreck site and are utilizing this data and the artifacts for historical verification, scientific education and public awareness. These activities generate revenue for us via ticket sales for our multiple museum quality exhibitions that tour the world, our participation in television programs about the Titanic and the sale of Titanic merchandise.

         We are using our experience in the exhibition business to conduct other, non-Titanic, exhibitions. A medical educational exhibition called Bodies Revealed, which debuted in August 2004, is the first non-Titanic related exhibition that we have produced. We expect to expand our exhibition business by presenting additional Bodies Revealed exhibitions in 2005. We also intend to present different exhibitions in the future.

         Our principal executive offices are located at 3340 Peachtree Road, N.E, Suite 2250, Atlanta, Georgia 30326. Our telephone number is (404) 842-2600. The address of our website is www.premierexhibitions.net. Information on our website is not part of this prospectus.

The August 2004 Private Placement
---------------------------------

         We completed a private placement of securities on August 18, 2004, in which we sold units consisting of shares of our common stock and warrants to purchase shares of our common stock to some of the selling shareholders. The units were priced at $1.03 per unit.

         We offered and sold the units in reliance on Section 4(2) of the Securities Act. In connection with the sale, the selling shareholders represented to us that they were "accredited investors" within the meaning of Regulation D under the Securities Act.

         We sold units representing an aggregate of 1,469,927 shares of common stock and warrants to purchase an aggregate of 441,003 shares of common stock in the August 2004 private placement. After deducting offering expenses, the net proceeds to us were $1,278,000. We used the net proceeds of the August 2004 private placement for working capital.

         Each unit sold in the August 2004 private placement contained three warrants for every ten shares included in the unit. The warrants have a five-year term and an exercise price of $1.50 per share. The warrants provide for customary anti-dilution adjustments in the event of stock splits, stock dividends and recapitalizations. The warrants do not confer any voting rights or any other rights as a shareholder.

         We engaged Laidlaw & Company (UK) Ltd., which, at the time of the engagement, was known as Sands Brothers International Limited, to serve as the selected dealer for the August 2004 private placement. We entered into a selected dealer agreement with Laidlaw & Company (UK) Ltd. that set forth the terms of the engagement. For its services, Laidlaw & Company (UK) Ltd. received a cash fee as well as warrants to purchase 293,985 shares of our common stock, which warrants contain the same terms and conditions as the warrants in the August 2004 private placement.

         In connection with the August 2004 private placement, we also entered into a registration rights agreement with Laidlaw & Company (UK) Ltd. and the selling shareholders who purchased units in the private placement. Pursuant to that agreement, we are obligated to file a registration statement under the Securities Act to register the resale of the common stock underlying the units and the resale of the common stock underlying the warrants issued to Laidlaw & Company (UK) Ltd.. This prospectus is part of the registration statement that we have filed to fulfill our obligations under the registration rights agreement.

Consultant Warrants
-------------------

         We have issued warrants to purchase 500,000 shares of our common stock to North Atlantic Advisors, Inc. in exchange for consulting services previously rendered to us. The offer and sale of these warrants was made in reliance on
Section 4(2) of the Securities Act.

         The warrants have a five-year term and an exercise price of $1.00 per share. The warrants provide for customary anti-dilution adjustments in the event of stock splits, stock dividends and recapitalizations. The warrants do not confer any voting rights or any other rights as a shareholder.

         In connection with the issuance of the warrants to North Atlantic Advisors, we provided North Atlantic Advisors with "piggyback" registration rights that permit it to have the shares underlying its warrants included in any registration statement that we file, subject to certain limitations.

         We are satisfying our obligation to North Atlantic Advisors under its "piggyback" registration rights by including the shares of common stock underlying its warrants in the registration statement of which this prospectus is a part.

The Offering

--------------------------------------------------------------------------------------------------------------------

Issuer:                               Premier Exhibitions, Inc.

Securities Offered:                   The selling shareholders are offering up to 2,704,915 shares of our common stock.  The shares consist of:
                                      o        1,469,927 outstanding shares of our common stock that we sold in the August 2004 private placement;
                                      o        441,003 shares that are issuable upon the exercise of the warrants we issued in connection with the August 2004 private placement;
                                      o        293,985 shares that are issuable
                                               upon the exercise of the warrants
                                               we issued to the selected dealer
                                               in connection with the August
                                               2004 private placement; and
                                      o        500,000 shares that are issuable upon the exercise of the warrants we issued to North Atlantic Advisors, Inc. for consulting services previously provided to us.

OTC Symbol:                           "PXHB.OB."

Securities Outstanding:               As of February 7, 2005, 22,305,975 shares
                                      of our common stock were issued
                                      and outstanding.

Use of Proceeds:                      We will not receive any proceeds from
                                      sales of our common stock covered by this
                                      prospectus. The selling shareholders will
                                      receive all proceeds from sales of common
                                      stock covered by this prospectus.

Offering Price:                       The  offering  price  for  the  shares
                                      of common stock covered by this prospectus
                                      will be determined by the prevailing
                                      market price for the shares at the time of
                                      their sale or in negotiated transactions.

Risk Factors:                         An  investment  in  our  common  stock
                                      is highly speculative. You should read the
                                      "Risk Factors" section beginning on page 5
                                      of this prospectus (along with other
                                      matters referred to and incorporated by
                                      reference in this prospectus) to ensure
                                      that you understand the risks associated
                                      with a purchase of our common stock.

Terms of the Sale:                    The   terms  of  sale  for   the
                                      shares of common stock covered by this
                                      prospectus will be determined at the time
                                      of their sale.

-------------------------------------------------------------------------------------------------------------------

Summary Consolidated Financial Data
-----------------------------------

         The following financial information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and unaudited financial information included elsewhere in this prospectus.

                                                                  Year Ended          Nine Months Ended
                                                              February 29, 2004       November 30, 2004
                                                              -----------------       -----------------
Consolidated Statements of Operations Data:
   Revenues                                                  $       2,864,000       $       5,204,000
   Expenses                                                          3,952,000               5,673,000
   Net loss                                                         (1,088,000)               (501,000)
   Loss per share                                                        (0.06)                  (0.02)



                                                             At February 29, 2004    At November 30, 2004
                                                             --------------------    --------------------
Consolidated Balance Sheet:
   Cash                                                      $         547,000        $        837,000
   Total assets                                                      7,253,000              11,057,000
   Total liabilities                                                 1,249,000               2,420,000
   Total shareholders' equity                                        6,004,000               8,637,000

                                  Risk Factors
                                  ------------

         You should carefully consider the risks described below before purchasing shares of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or cause the value of our common stock to drop. If any of the following risks actually occur, our business could be adversely affected. In those cases, the trading price of our common stock could decline, and you may lose the value of your investment in our common stock.

                          Risks Related to Our Business
                          -----------------------------

We have a history of operating losses, and there is no assurance that we will achieve profitability in the future.

         We have a history of operating losses. For our fiscal year ended February 29, 2004, we experienced a net loss from continuing operations of $1,088,000. We cannot predict when, or if, we will ever achieve profitability. It is uncertain if our future prospects will result in profitable operations and if we experience future losses, the value of an investment in our common stock could decline significantly.

The successful implementation of our business strategy depends on our ability to generate cash flow from exhibitions.

         We are in the process of changing our business strategy in order to become a general exhibition company. Previously, we relied on third parties to produce our exhibitions, and we limited our exhibition to displays of Titanic artifacts. However, we are now the sole producers of our Titanic exhibitions, and we no longer rely on third parties for the production of exhibitions. Moreover, we are seeking to expand our exhibitions beyond Titanic-related displays. Our future operating results will depend on our ability to successfully implement our new business strategy. We believe that our ability to do so will depend on many factors, some of which we believe are beyond our control, including:

o     our ability to continue to exhibit Titanic artifacts;

o     our ability to develop new exhibitions that the public will attend;

o     our ability to operate our Titanic and non-Titanic exhibitions profitably;

o     the continued popularity of and public demand for Titanic exhibitions; and

o     continued public demand for historical and scientific exhibitions.

We may be unable to raise additional capital and may encounter unforeseen costs.

         We will not receive any proceeds from the sale of the common stock covered by this prospectus. If we are unable to generate sufficient revenue for our planned operations, or if we encounter unforeseen costs, we will need to raise additional capital. We can give no assurances that additional capital will be available to us on favorable terms, or at all. Our inability to obtain additional capital, if and when needed, would have a material adverse effect upon our financial condition and our ability to continue to conduct our operations.

Developments in international law could deprive us of our rights to the Titanic wreck site.

         We earn most of our revenue from Titanic-related activities. At the present time, we are recognized under U.S. law as possessing salvor-in-possession rights to the Titanic wreck site. Salvor-in-possession rights are important because they afford us a number of exclusive rights to make use of the Titanic wreck site. The U.S. government is working with the governments of the United Kingdom, France and Canada to adopt an international treaty concerning the Titanic wreck site. This treaty could eliminate our salvor-in-possession rights. The United Kingdom signed the treaty in November 2003, and the U.S. signed the treaty in June 2004. For the treaty to take effect, the U.S. must enact implementing legislation. As no implementing legislation has been proposed, the treaty currently has no binding legal effect. We have initiated legal action to protect our rights to the Titanic wreck site, but there can be no assurances that these actions will be effective. As a result, we may lose our salvor-in-possession rights if the treaty goes into effect.

We may not realize the full value of the efforts we have expended to recover items from the Titanic wreck site.

         At a future date, a trial will be held in the U.S. District Court for the Eastern District of Virginia to determine an interim salvage award to compensate us for our efforts in recovering items from the wreck of the Titanic. Although the trial to determine the salvage award has been delayed indefinitely, the court has already ruled that it will not give us title to the artifacts. As a result, at this time, the outcome of the salvage award trial is uncertain. It is possible that we may not be granted a salvage award that is commensurate with our recovery efforts. It is also possible that the court will take possession of the Titanic artifacts, which would prevent us from conducting future Titanic exhibitions. These outcomes would have a material adverse effect on our operations, which, in turn, would likely reduce the value of an investment in our common stock.

If we are unsuccessful in the litigation in which we are involved, we may not be able to continue operations.

         We are presently a defendant in Lawrence D'Addario v. Arnie Geller, Gerald Couture, Joe Marsh and R.M.S. Titanic, Inc., which is on appeal to the U.S. Court of Appeals for the Fourth Circuit. The U.S. District Court for the Eastern District of Virginia, Norfolk Division, dismissed this matter with prejudice on April 23, 2004, but the plaintiff appealed that decision to the court of appeals. We intend to continue to vigorously defend ourselves in this matter, as we believe the plaintiff's claims of fraud, mismanagement, self-dealing, waste and diversion of corporate assets are without merit. The outcome of the case is uncertain, however, but if we lose the appeal and damages are awarded against us, this outcome would have a material adverse effect on our operations, which, in turn, would likely reduce the value of an investment in our common stock.

         We are also presently a defendant in Dave Shuttle and Barbara Shuttle
v. Arnie Geller, G. Michael Harris, Gerald Couture, and R.M.S. Titanic, Inc. in the United States District Court for the Middle District of Florida. This case concerns alleged breaches of fiduciary duty by management. We believe that this matter is directly related to the D'Addario case. As such, we believe the plaintiff's claims are without merit. Like the D'Addario case, however, the outcome of the case is uncertain, but if we lose the case and damages are awarded against us, this outcome would have a material adverse effect on our operations, which, in turn, would likely reduce the value of an investment in our common stock.

We may be unable to maintain our salvor-in-possession rights to the Titanic wreck and wreck site, which could expose our Titanic exhibitions to increased competition.

         As recently as July 2, 2004, the U.S. District Court for the Eastern District of Virginia, recognized that we are the exclusive salvor-in-possession of the Titanic wreck and wreck site. Salvor-in-possession status enables us to block third parties from salvaging the Titanic wreck and wreck site and from interfering with our rights to salvage the wreck and wreck site. To maintain our salvor-in-possession rights, we must maintain a presence at the wreck by making periodic expeditions to the wreck site. In addition, we may have to commence legal proceedings against third parties who attempt to violate our rights as salvor-in-possession. Legal proceedings are expensive and time-consuming, and they divert our resources from productive uses. Moreover, there are no assurances that the court will continue to recognize us as the sole and exclusive salvor-in-possession of the Titanic wreck and wreck site. If we were to lose our salvor-in-possession rights, our Titanic exhibitions could be exposed to competition, which in turn, could reduce revenues from our Titanic exhibitions and have a material adverse effect on our operations.

Our Titanic exhibition business is becoming subject to increasing competition.

         We believe that our Titanic exhibition business is changing. For example, an adverse ruling by the U.S. Court of Appeals for the Fourth Circuit Court stripped us of our exclusive right to photograph and film the Titanic wreck site. Because of this ruling, other companies can now photograph and film the Titanic wreck site, which exposes us to new competition that could, for example, result in our losing documentary opportunities. Moreover, it is possible that other companies may attempt to explore the Titanic wreck site in the future. If these companies were successful, we would face increased competition. These changes, as well as others, such as new laws and treaties or new interpretations of existing laws or treaties, could have a material adverse affect on our business.

We depend upon third parties to provide us with access to the Titanic wreck site, as well as to assist us with our recovery and restoration activities.

         We do not own the equipment necessary to access the Titanic wreck site. Instead, each time we desire to undertake an expedition to the Titanic wreck site, we charter the necessary equipment and personnel for the expedition from third parties. Similarly, we utilize the services of third parties for recovery, restoration and preservation services. Although we maintain contractual relationships with providers of these services, because we lack the direct capability to independently access the Titanic wreck site, we face the risk of being unable to access the Titanic wreck site or being unable to obtain necessary services when needed. These circumstances could arise if our third party providers charge more for their services, exit the business of providing the services, or are unable to, or refuse to, provide the services to us at prices that we are willing to pay. If we were unable to obtain necessary services from third parties, we would be unable to conduct future expeditions to the Titanic wreck site and consequently our ability to produce new Titanic exhibitions would be severely curtailed.

We depend on discretionary spending by consumers to generate revenue.

         The amount spent by consumers on discretionary items, such as entertainment activities and the purchase of merchandise, depends on their level of discretionary income, which may be adversely affected by general or local economic conditions. We believe the consumers primarily attend our exhibitions for entertainment. Accordingly, if consumers have less discretionary income to spend because of poor economic conditions, we believe they will be less likely to attend our exhibitions and purchase our merchandise.

We face intense and increasing competition, which could result in lower revenues and higher operating costs and which could adversely affect our results of operation.

         We are primarily an entertainment company. The entertainment industry is extremely broad in scope, and it is populated by many large companies that have significantly more resources and funds than we do, such as film and television studios, music companies, professional sports teams, theatre productions and other museum exhibitors, some of which receive substantial government support. We compete with all of these companies for the discretionary spending of consumers on entertainment. If we cannot compete successfully with these companies, we will lose revenue. In addition, some of these companies may pursue the same exhibition opportunities and resources that we pursue, such as exhibition halls, transportation services and qualified personnel. Competition for these often limited resources tends to increase the cost to us to utilize these resources, which reduces our ability to generate profits. Moreover, consumers may decide that competing exhibitions are more appealing and, consequently, they may not attend our exhibitions. To date, we have had some success exhibiting Titanic artifacts. There can be no assurances, however, that consumers will continue to be interested in viewing the Titanic artifacts that we exhibit, or that we will be able to present new, alternative exhibits that consumers will find appealing.

We are subject to currency exchange rate fluctuations, which may have a negative effect on our results of operations.

         Our exhibitions tour outside the U.S. from time to time and our financial arrangements with our foreign vendors have historically been based upon foreign currencies. As a result, we are exposed to the risk of currency fluctuations between the U.S. dollar and the currencies of the countries in which our exhibitions are touring. If the value of the U.S. dollar increases in relation to these foreign currencies, our potential revenues from exhibition and merchandising activities outside the U.S. would be lowered.

Our success depends on the services of our executive officers and key employees.

         We believe that our future success depends to a significant degree on the skills and efforts of Arnie Geller, our chief executive officer and president, Gerald Couture, our chief financial officer and vice president of finance, and Tom Zaller, our vice president of exhibitions. If we lose the services of any of Messrs. Geller, Couture or Zaller, our business and operating results could be adversely affected.

We may be unable to hire and retain the skilled personnel we need to expand our operations.

         To meet our growth objectives and become a general exhibition company, we must attract and retain skilled technical, operational, managerial and sales and marketing personnel. If we fail to attract and retain the necessary personnel, we may be unable to achieve our business objectives and may lose our competitive position, which could lead to a significant decline in revenues. We face significant competition for these skilled professionals from other companies, research and academic institutions, government entities and other organizations.

New corporate governance requirements are likely to increase our costs and make it more difficult to attract qualified directors.

         We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as rules adopted by the Securities and Exchange Commission. We expect that these laws, rules and regulations will increase our legal and financial compliance costs and make some activities more difficult, time-consuming and costly. We also expect that these new requirements will make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur significantly higher costs to obtain coverage. These new requirements are also likely to make it more difficult for us to attract and retain qualified individuals to serve as members of our board of directors or committees of the board.

We are not subject to the same corporate governance standards as companies listed on registered stock exchanges or the NASDAQ National Market or the NASDAQ SmallCap Market.

         Registered stock exchanges, the NASDAQ National Market and the NASDAQ SmallCap Market have enhanced corporate governance requirements that apply to issuers that list their securities on those markets. Our common stock is quoted on the OTC Bulletin Board, which does not have comparable requirements. For instance, we are not required to have any independent directors or to adopt a code of ethics. In certain circumstances, management may not have the same interests as the shareholders and conflicts of interest may arise. Furthermore, certain relationships with our officers, directors and affiliates may also involve inherent conflicts of interest. We do not have a policy to resolve conflicts of interest. Notwithstanding the exercise of their fiduciary duties as directors and executive officers and any other duties that they may have to us or our other shareholders in general, these persons may have interests different than yours.

                    Risks Related to Owning Our Common Stock

There is limited liquidity on the OTC Bulletin Board.

         When fewer shares of a security are being traded on the OTC Bulletin Board, price volatility may increase and price movement may outpace the ability of the OTC Bulletin Board to deliver accurate quote information. Due to lower trading volumes in our common stock, there may be a lower likelihood of orders for shares of our common stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

Our common stock is subject to the penny stock rules.

         The term "penny stock" generally refers to low-priced, speculative securities of very small companies. Before a broker-dealer can sell a penny stock, Securities and Exchange Commission rules require the broker-dealer to first approve the customer for the transaction and receive from the customer a written agreement for the transaction. The broker-dealer must furnish the customer with a document describing the risks of investing in penny stocks. The broker-dealer must tell the customer the current market quotation, if any, for the penny stock and the compensation the broker-dealer and its broker will receive for the trade. Finally, the broker-dealer must send monthly account statements showing the market value of each penny stock held in the customer's account. These requirements make penny stocks more difficult to trade. Since our common stock is subject to the penny stock rules, the market liquidity of our common stock may be adversely affected.

There may be a greater risk of fraud on the OTC Bulletin Board.

         OTC Bulletin Board securities are frequently targets for fraud or market manipulation. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of market prices. As a result, the value of your investment in our common stock could decline significantly.

You could suffer substantial dilution and our stock price could decline if we issue additional securities in the future or if current holders of our securities choose to sell a large portion of their holdings at the same time.

         In addition to the current 22,305,975 outstanding shares of our common stock eligible for future sale, approximately 6,000,000 shares of our common stock are issuable under currently outstanding stock options granted to our officers, directors and employees under our employee stock option plan. Sales of substantial amounts of our common stock in the public market, or the perception that these sales might occur, could materially adversely affect the prevailing market price of our common stock and our ability to raise capital. We may need additional capital in the future, and we may issue additional securities in order to obtain capital. If we do issue additional securities in the future through one or more offerings, a substantially larger number of shares would be outstanding, which may dilute the ownership interest of our existing shareholders.

Our common stock may not continue to be traded on the OTC Bulletin Board.

         We cannot provide any assurance that our common stock will continue to trade on the OTC Bulletin Board. Should our common stock cease to trade on the OTC Bulletin Board and fail to qualify for listing on another stock exchange or trading system, our common stock would be listed for trading only on the "Pink Sheets," which generally provide an even less liquid market than the OTC Bulletin Board. In such event, shareholders may find it more difficult to trade our common stock or to obtain accurate, current information concerning market prices for our common stock.

The trading price of our common stock is volatile, which could cause its value to decline.

         The market price of shares of our common stock has been volatile. The price of our common stock may continue to fluctuate in response to a number of factors, such as:

o    developments and resolution of current litigation to which we are a party;

o    our cash resources and our ability to obtain additional funding;

o announcements by us or our competitors of business development or exhibition projects;

o    our decision to enter into strategic business relationships;

o    changes in government regulations;

o    changes in our revenue or expense levels; and

o    negative reports on us by security analysts.

         The occurrence of any of these events may cause the price of our common stock to fall. In addition, the stock market in general and the market prices for other media or entertainment companies have experienced volatility that often has been unrelated to the operating performance or financial condition of such companies. Any broad market or industry fluctuations may adversely affect the trading price of our common stock, regardless of operating performance or prospects.

We do not plan to pay dividends on our common stock.

         We do not anticipate paying cash dividends to the holders of our common stock at any time. Accordingly, investors in our common stock must rely upon subsequent sales after price appreciation as the sole method to realize a gain on an investment. There are no assurances that the price of our common stock will ever appreciate in value. Investors seeking cash dividends should not buy our common stock.

It can be difficult to edit or cancel orders on the OTC Bulletin Board, which may impair your ability to sell our common stock at a favorable price.

         Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed. As a result, it may not be possible to edit orders. Consequently, it may not be possible to sell our common stock at a favorable price.

Increased dealer compensation could adversely affect the price of our common stock.

         The dealer's spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of shares of our common stock on the OTC Bulletin Board if such stock must be sold immediately. Further, purchasers of our shares of common stock may incur an immediate "paper" loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for shares of our common stock on the OTC Bulletin Board. Due to the foregoing, demand for our shares of common stock on the OTC Bulletin Board may be decreased or eliminated.

                Special Note Regarding Forward-Looking Statements

         Except for historical facts, the statements in this prospectus are forward-looking statements. Forward-looking statements are merely our current predictions of future events. These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include those discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." We assume no obligation to update our forward-looking statements to reflect new information or developments. We urge readers to review carefully the risk factors described in this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

         We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, or to reflect any events or circumstances after the date of this prospectus or the date of any applicable prospectus supplement or the dates of the documents incorporated by reference into this prospectus that include forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements made are reasonable, ultimately we may not achieve such plans, fulfill such intentions or meet such expectations.


                                 Use of Proceeds

         The selling shareholders are selling the shares of common stock covered by this prospectus. We will not receive any proceeds from sales of the common stock covered by this prospectus.

                           Market for our Common Stock
                         and Related Shareholder Matters

o        Market Information

         Our common stock is quoted on the OTC Bulletin Board by The National Association of Securities Dealers, Inc. under the symbol "PXHB.OB." Prior to October 14, 2004, when we conducted our business through our wholly-owned subsidiary, RMS Titanic, Inc., our common stock was quoted on the OTC Bulletin Board under the symbol "SOST.OB."

         The following table provides the high and low closing prices for our common stock as reported on the OTC Bulletin Board for the periods indicated. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and they may not represent actual transactions.

-----------------------------------------------------------------------------------------------

                             Closing Prices of our Common Stock
                                  on the OTC Bulletin Board
         Fiscal Year 2005                                   High                     Low
         ----------------                                   ----                     ---
         Third quarter                                      $1.18                   $0.77
         Second quarter                                     $1.48                   $1.02
         First quarter                                      $2.48                   $0.97

         Fiscal Year 2004
         ----------------
         Fourth quarter                                     $1.90                   $0.26
         Third quarter                                      $0.34                   $0.21
         Second quarter                                     $0.45                   $0.20
         First quarter                                      $0.49                   $0.04

         Fiscal Year 2003
         ----------------
         Fourth quarter                                     $0.14                   $0.05
         Third quarter                                      $0.29                   $0.06
         Second quarter                                     $0.29                   $0.19
         First quarter                                      $0.35                   $0.15

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

Holders

         On February 7, 2005, the last sale price of our common stock, as reported on the OTC Bulletin Board, was $1.12 per share. On February 7, 2005, we had approximately 2,240 holders of record of our common stock. This number does not include shareholders for whom shares were held in a "nominee" or "street" name.

Dividends

         We have never declared or paid cash dividends on our capital stock, and we do not plan to pay any cash dividends in the foreseeable future. We currently intend to retain any future earnings to finance our operations and any future growth that might occur.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operation

         The following discussion should be read together with our financial statements and the notes related to those statements, as well as the other financial information included in this prospectus.

                              Results of Operations

For the third quarter of fiscal year 2005 versus the third quarter of fiscal year 2004 and the first nine months of fiscal year 2005 versus the first nine months of fiscal year 2004

         During the third quarter and the first nine months of fiscal year 2005, our revenues increased approximately 231% from $735,000 to $2,432,000 and 125% from $2,312,000 to $5,204,000, respectively, as compared to the third quarter and the first nine months of fiscal year 2004. These changes were principally attributable to increases in exhibition and related merchandise sales of approximately 272% from $631,000 to $2,346,000 during the third quarter and approximately 152% from $2,006,000 to $5,045,000 for the first nine months of fiscal year 2005. We believe that these significant increases in revenues for these respective periods reflect our direct management of our Titanic exhibitions, which began during the first quarter of fiscal year 2005.

         Merchandise and other revenue decreased approximately 6% from $84,000 to $79,000, during the third quarter of fiscal year 2005 as compared to the third quarter of fiscal year 2004, and 47%, to $131,000 from $244,000 during the first nine months of fiscal year 2005 as compared to the first nine months of fiscal year 2004. These decreases are attributed to lower sales of Titanic merchandise sold separately from the exhibitions so far during fiscal year 2005.

         Our sale of coal decreased to $7,000 from $20,000, or approximately 65% during the third quarter of fiscal year 2005 as compared to the third quarter of fiscal year 2004, and 55% from $62,000 to $28,000,during the first nine months of fiscal year 2005 as compared to the first nine months of fiscal year 2004. This decrease is attributed to lower exhibit sales of coal sold separately. Coal related jewelry is included in general merchandise sales.

         The cost of sales of coal and merchandise sold decreased 72% to $11,000 from $40,000 in the third quarter of fiscal year 2005 as compared to the third quarter of fiscal year 2004, and 76% from $131,000 to $31,000,during the first nine months of fiscal year 2005 as compared to the first nine months of fiscal year 2004. These decreases resulted in lower revenues in each period.

         We incurred exhibition costs of $792,000 and $2,040,000, respectively, for the third quarter and first nine months of fiscal year 2005 as we now conducts our own exhibitions with museum venues and thereby incur costs for advertising, marketing, promotion as well as installation and de-installation of exhibitry and artifacts. There were no similar costs incurred in the prior respective periods as those costs were borne by our licensee who conducted our Titanic exhibitions.

         Our general and administrative expenses increased to $1,243,000 from $686,000, or approximately 81% during the third quarter of fiscal year 2005 as compared to the third quarter of fiscal year 2004, and increased to $3,294,000 from $2,381,000, or approximately 38% during the first nine months of fiscal year 2005 as compared to the first nine months of fiscal year 2004. During fiscal year 2005, we hired personnel to organize, administer, and manage our exhibitions.

         For the three months ended November 30, 2004, personnel expenses increased approximately 108%, or $269,000, to $519,000 as a consequence of our hiring initiative as compared to the corresponding period last year. Similarly, personnel costs increased 76%, or $565,000, to $1,305,000 in the nine-month period ended November 30, 2004 as compared to the corresponding period last year. Increases in expenses for legal, insurance, conservation and occupancy for the nine-month period ended November 30, 2004 represented the largest portion of the remaining increase in general and administrative expenses.

         Our depreciation and amortization expenses increased $52,000 or 65% from $80,000 to $132,000, and $79,000, or 35% from $229,000 to $308,000 during the third quarter and first nine months of fiscal year 2005, respectively, as compared to the corresponding periods of fiscal year 2004. These increases primarily reflect the acquisition of fixed assets during fiscal year 2005, including the five sets of exhibition exhibitry acquired from our former licensee, as well as additional investments made in fixed assets for our exhibitions.

         We realized a profit of $254,000 from operations during the third quarter of fiscal year 2005 as compared to a loss of $71,000 in the same period in fiscal year 2004. We attribute this profit to higher revenues in the third quarter by conducting our own exhibitions, despite increases in operating and general and administrative expenses. During the first nine months of fiscal year 2005 we experienced a loss from operations of $469,000, as compared to a loss of $429,000 in the corresponding period of fiscal year 2004. This increase of $48,000, or 11%, in operating loss is attributed to the loss incurred in the first quarter of fiscal year 2005 as we began our transition from being a licensor of Titanic artifacts to a direct operator of Titanic exhibitions. The second and third quarters of fiscal year 2005 have seen us operate these exhibitions profitably.

         There was no interest income for the third quarter and $1,000 for the first nine months of fiscal year 2005 as compared to $2,000 and $9,000 for the corresponding periods during fiscal year 2004. This decrease in interest income is a consequence of maintaining lower cash balances and the minimal interest earned on our bank accounts. We incurred interest expense of $14,000 and $33,000 for the third quarter and first nine months of fiscal year 2005. The interest expense is for a shareholder loan of $500,000 that was made in anticipation of our capital needs during our transition to the direct management of our exhibitions. There was no interest expense incurred during the corresponding period last year, as we had no debt.

         We realized a net profit of $240,000 for the three months ended November 30, 2004 as compared to a net loss of $69,000 for the corresponding period a year ago. During the first nine months of fiscal year 2005, we experienced a net loss of $501,000, as compared to a loss of $420,000 during the corresponding period of fiscal year 2004. Basic income (loss) per common share for the three months and nine months ended November 30, 2004 were $0.01 and ($0.02), respectively, and the weighted average shares outstanding were 22,299,939 and 20,818,898, respectively. The losses per share were $0.00 and $0.02 for the same respective periods in fiscal year 2004.

         As we begin to more efficiently manage our exhibitions, we expect our operations to become more profitable. In addition, as we have been able to devote less time to litigation, we have been able to focus on opportunities for future growth of our business. We are optimistic that our plans to become a major exhibitor of premier exhibitions can develop quickly with our present strategy.

Fiscal year 2004 versus fiscal year 2003

         During fiscal year 2004, our revenues increased to $2,864,000 as compared to $2,861,000 in fiscal year 2003. This increase of $3,000 in fiscal year 2004 primarily reflected higher overall exhibition income.

         Exhibition revenue and related sales were $2,677,000 in fiscal year 2004 as compared to $2,646,000 in fiscal year 2003 for an increase of $31,000, or 1%. This increase was principally attributable to higher catalog sales during fiscal year 2004.

         Merchandise and other revenues, which included the sale of merchandise, books and royalty payments, decreased slightly to $119,000 in fiscal year 2004 from $121,000 in fiscal year 2003. This decrease of $2,000, or about 2%, was primarily attributed to lower poster sales at each exhibition during fiscal year 2004. The sale of souvenir coal amounted to $68,000 in fiscal year 2004 compared to $94,000 in fiscal year 2003 and this decrease was attributable to lower demand at the exhibitions.

         Cost of merchandise and coal sold was $131,000 for fiscal year 2004 as compared to $175,000 for fiscal year 2003. This decrease of $44,000 or 25% was primarily attributable to lower merchandise sales volume during fiscal year 2004.

         General and administrative expenses were $3,402,000 for fiscal year 2004 as compared to $2,809,000 for fiscal year 2003. This increase of $593,000, or 21%, was primarily attributable to charges of $434,000 incurred in expensing options and warrants granted to employees, directors and consultants during fiscal year 2004. We have elected to fully expense employee stock options in the year they are granted.

         Depreciation and amortization expense for fiscal year 2004 was $253,000 as compared to $293,000 in fiscal year 2003. This decrease of $40,000, or 14%, was primarily due to lower charges for depreciation as the fixed asset lives of depreciable assets are realized.

         In fiscal year 2003, we incurred a write-down of a note receivable in the amount of $296,000. There was no comparable charge for fiscal year 2004. During fiscal year 2004, we incurred a charge of $175,000 for the settlement of litigation as compared to a charge in fiscal year 2003 of $413,000 for litigation settlement. These litigation settlements were unrelated.

         We had a loss from continuing operations of $1,097,000 for fiscal year 2004 as compared to a loss from operations of $1,125,000 for fiscal year 2003. This decrease in income from operations was primarily attributable to higher general and administrative expense in fiscal year 2004 that was not offset by higher revenues.

         During fiscal year 2004, we earned interest income of $9,000 as compared to $298,000 in fiscal year 2003. We maintained higher cash balances during fiscal year 2003 and also benefited from interest earned on tax refunds received during fiscal year 2003.

         We had a loss after provision for income taxes of $1,088,000 for fiscal year 2004 as compared to a loss of $827,000 in fiscal year 2003. Basic and diluted earnings per common share were $(0.06) and $(0.04) for the fiscal years 2004 and 2003, respectively. The weighted average common shares outstanding were 18,960,047 and 18,615,294 for fiscal years 2004 and 2003, respectively.

                         Liquidity And Capital Resources

         Net cash provided by operating activities was $246,000 for the nine months ended November 30, 2004 as compared to net cash used in operating activities of $835,000 for the nine months ended November 30, 2003. This increase in cash provided in operating activities for the current year is primarily attributed to an increase in accounts payable and the issuance of non-cash consideration for expenses and services.

         For the nine months ended November 30, 2004, the total cash used in investing activities was $1,702,000, which included acquisition of property and equipment for $955,000 and an investment in our salvor-in-possession rights for the expenditures for our seventh expedition to the Titanic wreck site during August and September of 2004. $600,000 of the expense for property and equipment was expended in connection with the purchase of exhibitry to allow us to conduct our own Titanic exhibitions. For the nine months ended November 30, 2003, we spent $20,000 on furniture and equipment.

         For the nine months ended November 30, 2004, cash provided by financing activities was $1,753,000, which included a private placement of securities in August 2004 and a loan provided by two shareholders.

         We closed a private placement in which we sold 1,469,927 shares of common stock and warrants to purchase 441,003 shares of common stock for aggregate consideration of $1,514,000. The net proceeds of the private placement were $1,278,000 after fees, expenses and other costs. In connection with the private placement, we issued warrants to purchase 293,985 shares of common stock to our placement agent. All of the warrants issued in the private placement are exercisable over a five-year term at an exercise price of $1.50 per share. The private placement was used to supplement our working capital needs. During fiscal year 2004, we did not have any comparable financing activities.

         Our net working capital and stockholders' equity were $1,631,000 and $8,637,000, respectively at November 30, 2004 as compared to $13,000 and $6,004,000, respectively, at February 29, 2004. Our working capital ratio was
1.8 at November 30, 2004, as compared to 1.0 at February 29, 2004.

         We recently conducted our seventh research and recovery expedition to the Titanic wreck site and successfully recovered more than 75 historic artifacts. We plan to continue our recovery work by planning future expeditions to the Titanic wreck-site, as we intend to maintain our sole and exclusive rights as salvor-in-possession. Expedition 2004 departed from Halifax, Nova Scotia, Canada on August 25, 2004 and, for the first time, allowed us to rely exclusively on a deep ocean remotely operated vehicle that permitted the expedition to conduct round-the-clock underwater operations.

         The mission objectives for Expedition 2004, in addition to recovering important historical objects and identifying artifacts for future recovery, were to inspect the wreck-site for possible harm caused by previous visitors in order to determine whether we need to establish guidelines for future visits. During the second and third quarters of fiscal year 2005, we spent $747,000 on Expedition 2004, which is accounted for as a cost of our salvor-in-possession rights. A federal district court has ruled that our salvor-in-possession rights are our principal assets.

         Although no date has been set for an expedition, we continue to plan to undertake a recovery operation to the RMS Carpathia to recover objects. As we own this wreck, we intend to sell and/or exhibit any items recovered.

         Although we have recently completed a private placement in which we raised approximately $1.2 million after costs and expenses, we expect that we will require additional outside funding to further implement our plans to conduct future exhibitions for both Titanic and other newly developed exhibitions.

                   Critical Accounting Policies and Estimates

         The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported. The estimates that required management's most difficult, subjective or complex judgments are described below.

Impairment of assets held for use

         SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires management to assess the recoverability of the carrying value of long-lived assets when an event of impairment has occurred. We must exercise judgment in assessing whether an event of impairment has occurred. We concluded an event of impairment occurred in the carrying values of our artifacts in the fourth quarter of the 2002 fiscal year and we recorded a pre-tax charge totaling $8.1 million. In this circumstance, a judicial ruling prompted the determination that an assessment for impairment was required. We also exercise judgment in the determination of expected future cash flows against which to compare the carrying value of the assets being evaluated. In this measurement, the carrying value far exceeded the expected cash flows. We then exercised judgment in determining the fair value of the assets from which the impairment charge was measured.

         In the event that facts and circumstances indicate that the carrying value of long lived assets, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the assets carrying amount to determine if a write down to market value or discounted cash flows is required.

Probability of litigation outcomes

         SFAS No. 5, "Accounting for Contingencies," requires us to make judgments about future events that are inherently uncertain. In making our determinations of likely outcomes of litigation matters, we consider the evaluation of outside counsel knowledgeable about each matter, as well as known outcomes in case law.

                                    Business
                                    --------

Overview

         We are in the business of developing and touring museum quality exhibitions. We are known best for our Titanic exhibitions, which we conduct through our wholly-owned subsidiary RMS Titanic, Inc. and which honor the ill-fated cruise liner RMS Titanic. The Titanic has continued to captivate the thoughts and imagination of millions of people throughout the world since 1912, when it struck an iceberg and sank in the North Atlantic Ocean, causing the loss of more than 1,500 of the 2,228 lives on board.

         At the present time, we are recognized as the salvor-in-possession of the Titanic wreck. As such, we have the exclusive right to recover items from the Titanic. Through our explorations, we have obtained oceanic material and scientific data, including still photography and videotape, as well as artifacts from the Titanic wreck site, which lies more than 12,500 feet below the surface of the Atlantic Ocean, approximately 400 miles off the southern coast of Newfoundland. We utilize this data and the artifacts for historical verification, scientific education and public awareness. These activities generate income for us through touring exhibitions, television programs and the sale of merchandise. We believe that we are in a unique position to present exhibitions of Titanic artifacts. We intend to continue to present exhibitions throughout the world, as demand warrants, in an enlightening and dignified manner that embodies respect for those who lost their lives in the disaster.

         We believe that we are in the best position to provide for the archaeological survey, scientific interpretation, public awareness, historical conservation, and stewardship of the Titanic shipwreck. We possess (but do not own) the largest collection of data, information, images, and cultural materials associated with the shipwreck. Our Titanic exhibitions have toured throughout the world and have been viewed by more than 15 million people.

         We intend to operate our exhibitions through wholly-owned subsidiaries. At this time, our wholly-owned subsidiary RMS Titanic, Inc. is operating our Titanic exhibitions. We adopted this holding company structure during October 2004. Prior to that, we conducted all of our business activities, including our exhibitions, exclusively through RMS Titanic, Inc. We plan to conduct additional exhibitions in the future, and we expect that those exhibitions will be conducted through other subsidiaries that we will organize in the future as needed.

         To date, we have generated most of our revenue from activities related to our Titanic exhibitions. Our principal sources of revenue are exhibition tickets sales, merchandise sales, licensing activities and sponsorship agreements. Prior to April 2004, we relied on the services of Clear Channel Communications, Inc. to present our exhibitions. However, we are now solely responsible for our own exhibitions. Currently, we are operating and touring three exhibitions.

Background

         Titanic Ventures Limited Partnership, or TVLP, a Connecticut limited partnership, was formed in 1987 for the purposes of exploring the wreck and surrounding oceanic areas of the Titanic. In August 1987, TVLP contracted with the Institute of France for the Research and Exploration of the Sea, or IFREMER, which is among the world's largest oceanographic institutes and is owned by the French government, to conduct an expedition and dive to the wreck of the Titanic. Using state-of-the-art technology provided by IFREMER, approximately 60 days of research and recovery operations were performed by TVLP at the Titanic wreck site through the use of a manned submersible named Nautile. Approximately

1,800 objects were recovered during the course of the 32 dives in that expedition. The recovered objects were conserved and preserved by Electricite de France, or EDF, a French government-owned utility. In addition to the recovery of historic objects, the 1987 expedition also produced approximately 140 hours of videotape footage and an estimated 7,000 still photographs of the wreck site. Although the French government subsequently conveyed title to these artifacts to us, the U.S. District Court for the Eastern District of Virginia has concluded that such conveyance is not valid.

         On May 4, 1993, we acquired all the assets and assumed all the liabilities of TVLP. In June 1993, we successfully completed our second expedition to the Titanic wreck site, during which we recovered approximately 800 artifacts and produced approximately 105 hours of videotape footage during the course of fifteen dives. In July 1994, we recovered more than 1,000 objects and produced approximately 125 hours of videotape footage during our third expedition to the Titanic wreck site. In August 1996, we again recovered numerous objects and produced approximately 125 hours of videotape footage during our fourth expedition to the Titanic wreck site. In August 1998, we recovered numerous objects and produced approximately 350 hours of videotape footage during our fifth expedition to the Titanic wreck site. Among the highlights of our 1998 expedition were the successful recovery of the "Big Piece," a section of the Titanic's hull measuring approximately 26 feet by 20 feet and weighing approximately 20 tons, and extensive mapping of the Titanic and portions of the wreck site through the capture of thousands of high-resolution color digital photographs.

         Our 1987, 1993, 1994, 1996, and 1998 Titanic expeditions were completed by charter agreements with IFREMER. The objects recovered during those expeditions were ultimately transported to a privately-owned conservation laboratory in France for restoration and preservation in preparation for exhibition, except for several objects conserved by EDF that were recovered in 1987 and the "Big Piece," which went through its conservation process in the United States. All of the artifacts not on exhibition are either in conservation or housed in our storage facility in Atlanta, Georgia.

         In March 1999, we entered into an agreement with Magicworks Entertainment, Inc., a direct subsidiary of PACE Entertainment, Inc. and an indirect subsidiary of SFX Entertainment, Inc., pursuant to which SFX was granted an exclusive worldwide license to exhibit Titanic artifacts. This license agreement later transferred to Clear Channel Communications, Inc., the successor to SFX. In April 2004, we elected not to renew this agreement so that we could begin to develop and market Titanic exhibitions on our own. In addition, we acquired all of the display equipment necessary for the Titanic exhibition from Clear Channel Communications for an aggregate cost of $600,000.

         During July and August of 2000, we conducted an expedition to the Titanic wreck site. During this expedition, we utilized the services of the P.P. Shirshov Institute of Oceanology of Moscow, which provided us with the research vessel Akademik Mstislav Keldysh and two manned submersibles, the MIR-1 and the MIR-2. This expedition consisted of a total of twenty-eight dives over a four-week period and resulted in the recovery of more than 900 objects from the wreck site, as well as the discovery of a new debris field. Among the artifacts recovered during this expedition were the ship's wheel and stand, nine leather bags containing more than 100 objects, the whistle control timer from the navigation bridge, the main telegraph base and the docking bridge telephone. Also recovered were binoculars, a pair of opera glasses, sixty-five intact perfume ampoules, a camera, a bowler hat, a first class demitasse and dinner plate, a base for a cherub (likely from the ship's grand staircase), as well as gilded wood from a balustrade.

         In May 2001, we acquired ownership of the wreck of the RMS Carpathia, which was sunk during World War I off the coast of Ireland. This ship rescued more than 700 of the Titanic's survivors. We intend to utilize the RMS Carpathia in our future business activities by salvaging objects from the wreck, which shall be used for exhibition and/or sold to collectors, and by exploring the production of television documentaries. At the present time, however, we have no expedition to the RMS Carpathia planned.

         We recently conducted our seventh expedition to the Titanic wreck site and were successful in recovering more than 75 important historic artifacts. We plan to continue recovery work in the future by planning expeditions to the Titanic wreck-site. Expedition 2004 departed from Halifax, Nova Scotia, Canada on August 25, 2004 and for the first time allowed us to rely exclusively on a deep ocean remotely operated vehicle, or ROV, that permitted the expedition to utilize round-the-clock underwater operations. This expedition ended on September 9, 2004 with the recovery of 75 historic artifacts from the Titanic wreck site. In addition, a new debris field was discovered that included remnants from the first class a la carte restaurant.

         Our executive offices are located at 3340 Peachtree Road, NE, Suite 2250, Atlanta, Georgia 30326 and our telephone number is (404) 842-2600. We are a Florida corporation and maintain a web site located at www.premierexhibitions.net. Information on our website is not part of this prospectus.

Exhibitions

         We generate a substantial portion of our revenue by presenting exhibitions of Titanic artifacts. We estimate that more than fifteen million people throughout the world have attended our exhibitions. We have exhibits that are currently on display in Philadelphia, Pennsylvania, Salt Lake City, Utah, and Manchester, England. Two successful exhibitions recently concluded in Shanghai, China and Omaha, Nebraska. We expect to continue conducting Titanic exhibits in North America and throughout the world.

         From August to early October 2004, we previewed in the United Kingdom our newest exhibition Bodies Revealed, which is a scientific human anatomy exhibition of museum quality. This new exhibition presents to patrons a fascinating examination of the human body made available for public viewing through a process known as polymer preservation. We plan to eventually operate several Bodies Revealed exhibitions that are now in various phases of development.

Donation Initiative

         In keeping with our desire to conserve Titanic artifacts for history and keep the collection of artifacts together, we are exploring the possibility of donating our Titanic artifacts to a charitable institution. Doing so might also be in our best financial interests, as it could clarify and finalize the ownership of the artifacts. In the event we donate the artifacts that we have recovered from the Titanic, we will seek a long-term lease back arrangement from the recipient of the artifacts pursuant to which we would continue to exhibit the artifacts and continue to salvage the Titanic wreck and wreck site. At this time, however, we have not undertaken any affirmative action with respect to donating our Titanic artifacts.

Merchandising

         We earn revenue from the sale of Titanic merchandise, such as catalogs, posters and jewelry. We have a contractual relationship with Events Management, Inc., which is an unaffiliated company that operates gift shops at exhibitions and other locations. Events Management sells our Titanic merchandise at exhibitions, as well as through its web site and its other distribution channels. In connection with these sales, we receive 10% of the gross sale proceeds. We also receive license fees from Events Management for the use of our names and logos. We also sell merchandise directly to the public, and we plan to begin distributing a catalog of our merchandise in the near future, with the hope that we can develop new revenues from the sales of merchandise through catalogs. Finally, we have produced a high quality, high content Titanic exhibition catalog, which we sell at exhibitions through Events Management.

Marketing

         We have developed several retail products utilizing coal recovered from the Titanic, which has been incorporated into jewelry. We intend to continue developing such products to increase our merchandising revenues. We also intend to pursue the direct marketing of merchandise and our video archives through our web site and through third parties.

Expeditions to the Titanic

         With the depth of the Titanic wreck approximately two and one-half miles below the surface of the ocean in the North Atlantic, we are dependent upon chartering vessels outfitted with highly advanced deep sea technology in order to conduct expeditions to the site. In our 1987, 1993, 1994, 1996, and 1998 expeditions, we entered into charter agreements with IFREMER, pursuant to which IFREMER supplied the crew and equipment necessary to conduct research and recovery efforts. In addition to utilization of the research vessel Nadir, recovery efforts were undertaken through the manned submersible Nautile. Small, hard-to-reach areas necessary for visual reconnaissance efforts were accessed by a small robot, known as Robin, controlled by crewmen on board the Nautile. The dive team had the capability of retrieving heavy objects, such as a lifeboat davit weighing approximately 4,000 lbs. and fragile objects weighing only a few ounces. Because of the immense pressure of approximately 6,000 pounds per square inch at the depth of the wreck site, it is impossible for a dive team to reach such depths and explore the wreck site through any means other than a submersible. The Nautile and Robin were each equipped with video and still cameras that recorded all recovery and exploration efforts. In connection with our 1987, 1993, 1994, 1996, 1998, 2000, and 2004 expeditions to the wreck site, we engaged maritime scientists and other professional experts to assist in the exploration and recovery efforts.

         Our ability to conduct expeditions to the Titanic has been subject to the availability of necessary research and recovery vessels and equipment for chartering by us from June to September, which is the "open weather window" for such activities. Research and recovery efforts with a manned submersible are presently limited to the availability and the co-operation with the Nautile through charter arrangements with IFREMER and MIR I and MIR II using charter arrangements with P.P. Shirshov Institute of Oceanology. To our knowledge, no other manned submersible with the capability of reaching the depth of the Titanic is presently commercially available, however there are a number of remote operated vehicles available for hire. Based upon our experience with the 2004 expedition, remote operated vehicles are a viable and more efficient alternative to manned submersibles. The availability of remote operated vehicles has substantially increased our flexibility in chartering for future expeditions.

Restoration and Conservation of Titanic Artifacts

         Upon recovery from the Titanic wreck site, artifacts are in varying states of deterioration and fragility. Having been submerged in the depths of the ocean for more than 90 years, objects have been subjected to the corrosive effects of chlorides present in seawater. The restoration of many of the metal, leather, and paper artifacts requires the application of sophisticated electrolysis and other electrochemical techniques. Some of the artifacts recovered from the 1987 expedition were restored and conserved by the laboratories of Electricite de France, the French government-owned utility. Except for un-restored artifacts that are currently being exhibited, many of the artifacts recovered from the 1987, 1993, 1994, 1996 and 1998 expeditions have undergone conservation processes at LP3, a privately-owned conservation laboratory in Semur-en-Auxois, France. When not being exhibited or not being conserved at other conservation facilities, almost all of our Titanic artifacts are housed in our conservation and warehouse facility located in Atlanta, Georgia.

Science and Archaeology Related to the Titanic

         The Titanic was a great luxury cruise liner, which bequeathed to the world a classic story of tragedy at sea. Today, this shipwreck is treated as an archaeological site, historic structure, attraction for adventure tourism, ecological phenomenon, international memorial, and as valuable property to be recovered and shared with humanity. With the exception of adventure tourism, we believe that all of these purposes are legitimate and beneficial to society. We also believe that the multiple values of Titanic and its status as a social and cultural icon demand the perspectives of many experts in scientific interpretation and stewardship of the site.

         We believe we are in the best position to provide for archaeological survey, scientific interpretation, and stewardship of the Titanic shipwreck. We possess the largest collection of data, information, images, and cultural materials associated with the shipwreck. We have developed a partnership with the Center for Maritime & Underwater Resource Management, a nonprofit corporation, for services in archaeology, scientific research, and resource management to aid in stewardship of the Titanic wreck site.

         We intend to work with the U.S. government to present our collection of knowledge and cultural materials to researchers, educators, and other audiences in the form of scientific reports, associated interactive website, and other intellectual products that advance our purposes. Revenues from the sale of these intellectual products are expected to at least meet the total production costs. The scientific reports will integrate the results of all expeditions to the Titanic wreck site since its discovery. In addition, the publication will include the first comprehensive site plan of the Titanic, which will assist in determining future products in research, materials conservation and education. The interactive website will present this scientific knowledge as well as its entire collection of cultural materials.

RMS Carpathia

         In May 2001, we acquired ownership of the wreck of the RMS Carpathia, which was sunk in during World War I off the coast of Ireland. This ship rescued more than 700 of the Titanic's survivors. We intend to utilize the RMS Carpathia in our future business activities by salvaging objects from the wreck, which shall be used for exhibition and/or sold to collectors, and by exploring the production of television documentaries. We plan to conduct a research and recovery operation at the Carpathia wreck site in the future. At the present time, no definitive schedule has been set for this endeavor.

Competition

         The entertainment and exhibition industries are intensely competitive. Given our limited capital resources, there can be no assurances that we will be able to compete effectively. Many enterprises with which we will be competing have substantially greater resources than we do. Additionally, following the success of the motion picture "Titanic" in December 1997, a number of entities have undertaken, or announced an intention to offer, exhibitions or events with the theme of Titanic or involving memorabilia related to its sinking. Although we are the only entity that exhibits artifacts recovered from the wreck site of the Titanic, competition may be encountered from these exhibitions or events for the consumer's interest in Titanic or our Titanic exhibitions. We intend to compete with other entities based upon the mass appeal of our planned exhibits to consumers of entertainment, museum, scientific and educational offerings, and the quality and value of the entertainment experience. We intend to emphasize the unique and distinctive perspective of the Titanic in our exhibits and as the only entity that has ownership rights to objects recovered from the wreck site.

         The success of our merchandising efforts will depend largely upon the consumer appeal of our merchandise and the success of our exhibitions. We believe that our merchandise will compete primarily because of both its unique character and quality.

Employees

         As of February 7, 2005, we had fourteen full-time employees. We are not a party to any collective bargaining agreement and we believe that our relations with are employees are good.

Environmental Matters

         We are subject to environmental laws and regulation by federal, state and local authorities in connection with our planned exhibition activities. It is undetermined, at the present time, what environmental laws may need to be complied with should we undertake an expedition to the RMS Carpathia. We do not anticipate that the costs to comply with such laws and regulations will have any material effect on our capital expenditures, earnings, or competitive position.


                            Description of Properties

         We have our principal executive offices located at Tower Place, 3340 Peachtree Road N.E., Suite 2250, Atlanta, Georgia. This space of approximately 4,706 square feet is used for management, administration, and marketing for our operations. The lease for our principal executive offices commenced in April 2000 and was amended on August 8, 2003, when the term was extended until February 29, 2008. The amended lease provides for base lease payments of $110,591 annually with a 2.5% annual adjustment thereafter.

         We also have a thirty-eight month lease obligation that commenced November 1, 2001 for approximately 10,080 square feet of space at an undisclosed location (for security purposes) in Atlanta, Georgia. This facility is used for conservation, restoration, and storage of Titanic artifacts. The monthly rent is $6,720 through December 31, 2004. On October 6, 2004 we extended this lease for an additional three years with monthly payments of $6,855 for the first year beginning January 1, 2005, with 2% increases for each of the second and third years.

                                Legal Proceedings

Status of International Treaty Concerning Titanic Wreck

         The U.S. Department of State and the National Oceanic and Atmospheric Administration of the U.S. Department of Commerce are working together to implement an international treaty with the governments of the United Kingdom, France and Canada concerning the Titanic wreck site. This treaty could impair our salvor-in-possession rights to the Titanic. We have raised numerous objections to the U.S. Department of State regarding the participation of the U.S. in efforts to reach an agreement governing salvage activities with respect to the Titanic. The treaty, as drafted, does not recognize our existing rights in the Titanic. The treaty provides becomes effective when any two parties sign it. At this time, both the United Kingdom and the U.S. have signed the treaty, so it has become effective. However, Congress has not yet adopted implementing legislation for the treaty, so the treaty is not yet operative under U.S. law.

         On April 3, 2000, we filed a motion for declaratory judgment in federal district court asking that the court declare unconstitutional the efforts of the U.S. to implement the treaty. On September 15, 2000, the court ruled that our motion was not ripe for consideration and that we may renew our motion when and if the treaty is agreed to and signed by the parties, final guidelines are drafted, and Congress passes implementing legislation. As discussed above, the treaty has been finalized and is now in effect, but it is not yet operative because Congress has not adopted implementing legislation, thus it is not time yet for the court to consider our motion. We expect that whatever the outcome of this matter, there will be no impact as to artifacts that we have already been recovered; but we do not know what effect, if any, this treaty will have on our future operations with respect to the Titanic.

Status of Salvor-in-Possession and Interim Salvage Award Proceedings

         On April 12, 2002, the U.S. Court of Appeals for the Fourth Circuit affirmed two orders of the U.S. District Court in our ongoing salvor-in-possession case. These orders, dated September 26, 2001 and October 19, 2001, respectively, restricted the sale of artifacts recovered by us from the Titanic wreck site. In its opinion, the U.S. Court of Appeals for the Fourth Circuit reviewed and declared ambiguous the June 1994 order of the district court that had awarded ownership to us of all items then salvaged from the wreck of the Titanic as well as all items to be salvaged in the future so long as we remained salvor-in-possession of the Titanic. Having found the June 1994 order ambiguous, the court of appeals reinterpreted the order to convey only possession, not title, pending determination of a salvage award. We petitioned the U.S. Supreme Court to hear our appeal of the April 12, 2002 decision of the court of appeals, however, our petition was denied on October 7, 2002.

         On May 17, 2004, we appeared before the United States District Court for the Eastern District of Virginia for a pre-trial hearing to address issues in preparation for an interim salvage award trial. At that hearing, we informed the court that the U.S. government had declined our proposal to transfer our salvor-in-possession rights to the government. We confirmed our intent to retain our salvor-in-possession rights in order to exclusively recover and preserve artifacts from the wreck site of the Titanic. In addition, we stated our intent to conduct another expedition to the wreck site. As a result of that hearing, on July 2, 2004, the court rendered an opinion and order in which it held that it would not recognize the 1993 Proces-Verbal, pursuant to which the government of France granted us all artifacts recovered from the wreck site during the 1987 expedition. The court also held that we will not be permitted to present evidence at the interim salvage award trial for the purpose of arguing that we should be awarded title to the Titanic artifacts.

         We have appealed the July 2, 2004 Court Order, which appeal is now pending in the U.S. Court of Appeals for the Fourth Circuit. The court granted a stay of proceedings on August 2, 2004 that will indefinitely delay the interim salvage award trial.

         On April 25, 2002, we were served with a lawsuit filed by Lawrence D'Addario, in the U.S. District Court for the Eastern District of Virginia, Norfolk Division Case No. 2:02cv250. The lawsuit alleges fraud, self-dealing, mismanagement, diversion and waste of corporate assets by our company and some of our officers, directors and shareholders. On April 23, 2004, the court dismissed the lawsuit. On May 24, 2004, we received notice that the plaintiff had appealed the dismissal. The appeal is now pending.

Other Legal Proceedings

         On March 22, 2004, we were served with a lawsuit filed by David Shuttle and Barbara Shuttle in the U.S. District Court for the Middle District of Florida. The suit seeks to recover damages to the plaintiffs and to all minority shareholders allegedly caused by alleged breaches of fiduciary duties by some of our directors and officers in connection with a hostile takeover in November 1999. No determination can be made at this time as to the likely outcome of this matter or what the consequences could be for us, but we intend to vigorously defend ourselves in this matter, and we expect to seek recovery of all costs and expenses in defending this litigation from the plaintiffs once this matter is adjudicated.

         On May 10, 2001, we received a subpoena duces tecum from the Securities and Exchange Commission requesting various documents relating to, among other things, the change in control that occurred during November 1999; any solicitations that may have been made without a written proxy statement of a filing; the purchase of our common stock by certain shareholders; the accuracy of our financial statements; information about our accounting procedures and controls; documents about our subsidiaries; and other information about consulting agreements, communications with certain individuals, employment of officers, and other company matters. We complied with the subpoena. On November 22, 2004, the staff of the Securities and Exchange Commission informed us that the investigation was terminated and that no action was recommended against our company to the Securities and Exchange Commission.

         On August 3, 2004, we filed a motion with the U.S. District Court for the District of Connecticut against a former officer, director and lawyer of the company. In this motion, we allege that this former officer, director and lawyer secretly spearheaded litigation against us, in direct violation of a release and settlement agreement that he entered into with us in January 2000. If we prevail on this motion, we intend to seek substantial damages from the defendant. The motion is currently pending before a magistrate judge, who will likely determine the matter without trial within the next six months.

             Directors, Executive Officers and Significant Employees

         The following table sets forth information about our directors, executive officers and significant employees as of the date of this prospectus.

Name                        Age       Position
----                        ---       --------
Arnie Geller                 64       President, Chief Executive Officer and Director

Gerald Couture               59       Vice President - Finance, Secretary, Chief Financial Officer and Director

Nick N. Cretan               70       Director

Doug Banker                  52       Director

Tom Zaller                   33       Vice President - Exhibitions

Brian Wainger                33       Chief Legal Counsel and Vice President - Business Affairs

Members of the Board of Directors

         Arnie Geller has been a member of our board of directors since May 1999 and has served as our president and chief financial officer since November 1999. Mr. Geller previously served as our president from May 1993 to May 1995, and he has served as a director since May 26, 1999. Prior to 1993, Mr. Geller was engaged in various executive capacities in the recording industry for approximately 27 years. Mr. Geller was a self-employed corporate consultant prior to his appointment as our president. Mr. Geller is on the board of the Titanic Foundation Inc., an unaffiliated non-profit entity. In connection with a civil action brought against him in federal court by the Securities and Exchange Commission for alleged violations of the federal proxy and tender offer rules during the November 1999 change of control of our company, without admitting or denying the allegations made against him, in November 2004 Mr. Geller entered into a settlement whereby he agreed to pay a civil penalty in the amount of $85,000 and he is enjoined from any future violation of such rules.

         Gerald Couture is a member of our board of directors and has served as our vice president - finance and chief financial officer since April 2000. Mr. Couture is also a partner and principal in Couture & Company, Inc., a private corporate financial consulting firm formed in 1973. During the last 27 years, Mr. Couture has, through his consulting firm, been involved in public offerings, mergers and acquisitions, venture capital investing, crisis management, reorganizations and the financial management of a number of growth enterprises. Mr. Couture is a director and officer of Alpha Resources, Inc., a registered reporting entity. Mr. Couture has a MBA from Temple University and a B.S. in Chemical Engineering from the University of Massachusetts.

         Nick Cretan has served as a director since May 2000. Mr. Cretan has more than 30 years of management experience, including his present position as chief operating officer of the non-profit Maritime Association of the Port of New York and New Jersey. He also serves as president of Friends of the Statue of Liberty, Ellis Island Foundation, president of Friends of Gateway National Parks Foundation and as executive director of the American Merchant Marine Memorial Foundation. Previously, he served as deputy director of the San Francisco Marine Exchange and staff assistant at the National Federation of Independent Business.

         Doug Banker has served as a director since August 2000. Mr. Banker has more than 25 years experience in the entertainment industry that includes providing management services to musicians and recording artists; marketing, merchandising, licensing, and sales of music media products and the development and management of concerts and similar events. Mr. Banker is presently the manager and principal shareholder of Madhouse Management, Inc., a nationally known firm that represents several prominent music artists. Previously, he was a principal in Skillet Records LLC, an independent record label business that provides national distribution for music artists. Mr. Banker has also authored several commercially significant software programs and was involved with the management of the enterprises created for their commercialization. Mr. Banker is former president of the board of the Motor City Music Award Foundation in Detroit, Michigan.

Board Structure and Composition

         The board of directors held seven meetings during fiscal year 2004. At the present time, we have no nominating, executive, or compensation committees. The full board presently functions as the audit committee, and we do not have an audit committee financial expert.

Executive Officers and Significant Employees

         Arnie Geller serves as our president and chief executive officer. Further information about Mr. Geller is set forth above under "Members of the Board of Directors."

         Gerald Couture serves as our vice president - finance and chief financial officer. Further information about Mr. Couture is set forth above under "Members of the Board of Directors."

         Tom Zaller has served as our vice president - exhibitions since August 2003. Mr. Zaller has more than 20 years experience in the production of exhibitions both internationally and domestically. Prior to his joining the company, Mr. Zaller was vice president for production at Clear Channel International Exhibitions, where he collaborated on the development, design and production of numerous Clear Channel exhibitions that were shown internationally. While he was with Clear Channel, Mr. Zaller was production manager for "Titanic: The Artifact Exhibition," which included twenty domestic and nine foreign exhibitions. More than 13 million visitors viewed these exhibitions worldwide.

         Brian Wainger has served as our chief legal counsel and vice president
- business affairs since June 2004. Before joining our company, Mr. Wainger worked as an attorney at the law firm of McGuire Woods, where he represented us in litigation matters. Before his employment at McGuireWoods, Mr. Wainger served as an assistant attorney general for the Commonwealth of Virginia.

         No family relationship exists between or among any of the members of our board of directors or executive officers. Except as disclosed above, none our directors are directors of any other company having a class of equity securities registered under or required to file periodic reports pursuant to the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

Director Compensation

         We presently compensate all directors by issuing each of them 25,000 shares of common stock upon appointment as a director, and we subsequently issue each director 25,000 options to purchase our common stock for each year of service to us as a director. The purpose of the grant of options and shares of common stock is to align the interests of the directors with those of our shareholders. During the fourth quarter of fiscal year 2004, each director was issued an option to acquire 75,000 shares of common stock at the then market price of $.32 per share. These options expire ten years from the date of that grant. During fiscal year 2004, each of our independent directors received cash compensation for meeting attendance of $2,100 per meeting.

Executive Compensation

         The following table sets forth the annual compensation paid by us to our executive officers for services to us in all capacities during fiscal year 2002, fiscal year 2003 and fiscal year 2004.

                                             Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                Annual Compensation             Long-term Compensation

                                                                 Other Annual  Restricted   Securities    All Other
                               Fiscal                            Compensation Stock Awards  Underlying   Compensation
Name and Principal Position     Year    Salary ($)   Bonus ($)       ($)          ($)       Option (#)       ($)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

Arnie Geller                    2004     370,997         --       91,813 (1)       --         475,000         --
President and                   2003     331,659         --       37,961 (2)       --           --            --
Chief Executive Officer         2002     358,463         --       48,101 (3)       --         500,000         --


Gerald Couture                  2004     298,373         --       68,661 (4)       --         375,000         --
Vice President - Finance and    2003     272,467         --       51,849 (5)       --           --            --
Chief Financial Officer         2002     225,687         --      113,059 (6)       --         600,000         --

Thomas Zaller *                 2004      86,537         --       6,296 (7)        --         250,000         --
Vice President - Exhibitions    2003        --           --           --           --           --            --
                                2002        --           --           --           --           --            --

----------------------------------------------------------------------------------------------------------------------

(1) This amount consists of: (a) a charge of $50,000 in connection with Mr. Geller's election to receive compensation in common stock at a 50% discount to market price; (b) medical and medical insurance payments of $29,813; and
     (c) a car allowance of $12,000.
(2)  This amount consists of: (a) medical payments and insurance of $24,180; and
     (b) a car allowance of $12,000.
(3)  This amount consists of: (a) medical payments and insurance of $36,101;
     and (b) a car allowance of $12,000.
(4) This amount consists of: (a) a charge of $50,000 in connection with Mr. Couture's election to receive compensation in common stock at a 50% discount to market price; (b) medical and medical insurance payments of $18,661; (c) a car allowance of $7,500; and (d) an off-site office allowance of $12,000.
(5) This amount consists of: (a) medical payments including medical insurance of $20,099; (b) a car allowance of $7,500; (c) payments to his consulting firm for the professional services of others of $10,750; and (d) an office allowance of $12,000.
(6) This amount consists of: (a) medical payments including medical insurance of $10,782; (b) a car allowance of $10,000; (c) payments to his consulting firm for professional services of others of $7,415; and (d) an election to receive compensation in the common stock of $77,362.
(7)  This amount consists of medical insurance payments of $6,296.

* Mr. Zaller joined the company on August 4, 2003.

Stock Options

         The following table indicates the total number of stock options we granted to each named executive officer during fiscal year 2004. We have not granted any stock appreciation rights to the named executive officers.

                                        Option Grants During Fiscal Year 2004

                                                    Individual Grants                           Potential Realizable
                              ---------------------------------------------------------------
                              ---------------------------------------------------------------
                                                                                                  Value at Assumed
                                 Number of        Percent of                                      Annual Rates of
                                Securities           Total                                          Stock Price
                                Underlying       Options/SARs       Exercise                      Appreciation for
                               Options/SARs       Granted to         or Base                        Option Term
                                                                                               -----------------------
                                                                                               -----------------------
                                  Granted        Employees in         Price      Expiration
         Name                     (#)(1)        Fiscal Year (%)     ($/Share)       Date        5% ($)      10% ($)
----------------------------  ---------------- ------------------  ------------  ------------  ----------  -----------
----------------------------  ---------------- ------------------  ------------  ------------  ----------  -----------
Arnie Geller                      75,000             7.9%             $0.32         2013       $107,514     $170,940

Gerald Couture                    75,000             7.9%             $0.32         2013       $107,514     $170,940

Thomas Zaller                     250,000            26.3%            $0.28         2013       $374,670     $595,700

----------------------------------------------------------------------------------------------------------------------

         The following table indicates the total number of exercisable and unexercisable stock options held by each named executive officer the last day of fiscal year 2004, and the value of those options. No named executive officer exercised stock options during fiscal year 2004.

                                     Aggregated Option Exercises In Fiscal Year 2004
                                            And Fiscal Year-End Option Values

                               Shares                       Number of Securities               Value of Unexercised
                              Acquired                     Underlying Unexercised                  In-the-Money
                                 on         Value              Options/SARs at                    Options/SARs at
                              Exercise    Realized           Fiscal Year-End (#)               Fiscal Year-End ($)*
                                                      ---------------------------------- ----------------------------------
           Name                  (#)         ($)        Exercisable      Unexercisable     Exercisable      Unexercisable
----------------------------  ----------  ----------  ----------------  ---------------- ----------------  ----------------
----------------------------  ----------  ----------  ----------------  ---------------- ----------------  ----------------
Arnie Geller                     N/A         N/A         1,450,000            N/A            541,000             N/A

Gerald Couture                   N/A         N/A         1,050,000            N/A            606,000             N/A

Thomas Zaller                    N/A         N/A          250,000             N/A            230,000             N/A

---------------------------------------------------------------------------------------------------------------------------

         * The difference between the option exercise price and the market price of our common stock at fiscal year end. The actual gain, if any, realized will depend on the market price of our common stock at the time of exercise. "In-the-money" means the market price of our common stock is greater than the exercise price of the option on the date specified.

Employment Agreements

         Mr. Geller has an employment agreement with us. By its terms, the agreement expires on February 2, 2009. Under the agreement, Mr. Geller receives an annual base salary of $330,000. The agreement provides that Mr. Geller's base salary shall increase automatically by five percent each year for the term of the agreement. The agreement further provides that Mr. Geller can elect to receive a portion of his base salary in shares of our common stock. For purposes of this election, the shares of our common stock to be issued to Mr. Geller are to be valued at 50% of their market value on the date of the election. Mr. Geller's employment agreement also contains provisions that furnish him with a number of rights in the event that we experience a change in control. These provisions provide that upon a change of control, Mr. Geller shall continue to be employed by us on the same terms that he was employed immediately prior to its change in control. If the terms of Mr. Geller's employment change following a change in control, we must pay him a lump sum payment equal to 299% of his base salary.

         Mr. Couture has an employment agreement with us. By its terms, the agreement expires on February 2, 2008. Under the agreement, Mr. Couture receives an annual base salary of $270,000. The agreement provides that Mr. Couture's base salary shall increase automatically by five percent each year for the term of the agreement. The agreement further provides that Mr. Couture can elect to receive a portion of his base salary in shares of our common stock. For purposes of this election, the shares of our common stock to be issued to Mr. Couture are to be valued at 50% of their market value on the date of the election. Mr. Couture's employment agreement also contains provisions that furnish him with a number of rights in the event that we experience a change in control. These provisions provide that upon a change of control, Mr. Couture shall continue to be employed by us on the same terms that he was employed immediately prior to its change in control. If the terms of Mr. Couture's employment change following a change in control, we must pay him a lump sum payment equal to 299% of his base salary.

         We entered into an employment agreement with Mr. Zaller, our vice president - exhibitions, on August 4, 2003. The agreement is for a term of three years at an annual base salary of $150,000. The agreement provides that Mr. Zaller's base salary shall increase automatically by five percent each year for the term of the agreement and that any bonuses to him are paid at the discretion of the Board of Directors. Mr. Zaller received an option for ten years on 250,000 shares of our common stock at an exercise price of $0.28 per share as part consideration for the execution of his employment agreement.

Equity Compensation Plan Information

The following table sets forth information as of February 29, 2004, regarding securities authorized for issuance under our equity compensation plans, including individual compensation arrangements.

                                                                                     Number of
                                                                                     securities
                                        Number of shares      Weighted average       remaining
                                        to be issued upon    of exercise price     available for
                                          exercise of          of outstanding     future issuance
                                          outstanding        options, warrants      under equity
                                        options, warrants         and rights     compensation plans
                                           and rights
                                       -------------------  -------------------  -------------------
                                       -------------------  -------------------  -------------------
Equity compensation plans approved             --                   --                   --
by security holders

Equity compensation plans not              5,450,000               1.03               550,000
approved by security holders

Total                                      5,450,000               1.03               550,000

----------------------------------------------------------------------------------------------------

                 Certain Relationships and Related Transactions

         Two of our shareholders, Joseph Marsh and William Marino, lent our company an aggregate of $500,000 on May 5, 2004. The loan is unsecured, and it is for a term of five years. The interest rate for the loan is the prime rate plus six percent. The loan requires quarterly payments by us of principal in the amount of $25,000 and accrued interest. In consideration of the loan, we issued an aggregate of 30,000 shares of our common stock to the shareholders.

         We issued an aggregate of 900,000 shares of our common stock to our president and chief executive officer, Arnie Geller, and our chief financial officer and vice president - finance, Gerald Couture, during the second quarter of fiscal year 2004. We issued these shares to these officers in exchange for the officers tendering to us options they held to acquire up to 1,800,000 shares of our common stock. The exchange was necessary in order to ensure that we had an adequate number of shares of common stock available to complete the August 2004 private placement. The value of the exchange was $1,179,000, based on a price of $1.31 per share, which was the market price of a share of our common stock on the date of the exchange.

                          Security Ownership of certain
                        Beneficial Owners and Management

At the close of business on February 7, 2005, there were 22,305,975 shares of our common stock issued and outstanding. The following table provides information regarding the beneficial ownership of our common stock as of December 1, 2004 by:

o each person known by us to be the beneficial owner of more than five percent of our common stock;

o    each of our directors;

o    each executive officer named in the summary compensation table; and

o    all of our current directors and executive officers as a group.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Beneficial ownership is determined under the rules of the Securities and Exchange Commission. These rules deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but these rules do not deem the stock to be outstanding for purposes of computing the percentage ownership of any other person or group.

                                                              Number of          Percentage of
                                                               shares             outstanding
                                                            beneficially            shares
Name and Address                                                owned                owned
-------------------------------------------------------   ------------------   ------------------
-------------------------------------------------------   ------------------   ------------------
5% Holders:
  Joe Marsh                                                   2,908,768              13.1
  605 Southside Drive
  Akron, Ohio 44317

  Judith Geller (1)                                           1,475,000               6.7
  3340 Peachtree Road, N.E, Suite 2250
  Atlanta, Georgia 30326

Directors and Executive Officers:

  Arnie Geller (1) (2)                                        3,037,500              13.7
  3340 Peachtree Road, N.E, Suite 2250
  Atlanta, Georgia 30326

  Gerald Couture (3)                                          1,745,874               7.9
  3340 Peachtree Road, N.E, Suite 2250
  Atlanta, Georgia 30326

  Nick Cretan (4)                                              275,000                 *
  17 Battery Place, Suite 913
  New York, New York 10004





  Doug Banker (5)                                              297,000                 *
  6508 Crane Road
  Ypsilanti, Michigan 48197

  Tom Zaller (6)                                               250,000                 *
  3340 Peachtree Road, N.E, Suite 2250
  Atlanta, Georgia 30326

  Directors and executive officers as a group                 5,605,374              23.2
  (5 persons)
-------------------------------------------------------
* Less than 1%

(1) Judith Geller and her spouse, Arnie Geller, jointly own 1,475,000 shares of our common stock.
(2) Includes 1,475,000 shares of common stock owned jointly with his wife, Judith Geller, as well as options to purchase 650,000 shares of common stock.
(3) Includes options to purchase 750,000 shares of common stock.
(4) Includes options to purchase 150,000 shares of common stock.
(5) Includes options to purchase 150,000 shares of common stock.
(6) Includes options to purchase 250,000 shares of common stock.

                           Description of Common Stock

         The following description includes the material terms of our common stock. However, it is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement.

         Our authorized capital stock consists of 30,000,000 shares of common stock with a par value of $.0001 per share. No pre-emptive rights exist with respect to any of our common stock. Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of our common stock have no cumulative voting rights. Holders of our common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by our Board of Directors in its discretion, from funds legally available for any such dividends. In the event of a liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to a pro rata share of all assets remaining after payment in full of all liabilities.


                 Indemnification For Securities Act Liabilities

         Our charter provides that we will indemnify our current and former directors, officers and employees against expenses (including attorneys fees), judgments, fines and amounts paid in settlement arising out of their services as directors, officers or employees of the company. Section 607.0850 of the Florida Business Corporation Act states that we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Our employment agreements with our directors and officers contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. We maintain directors and officers liability insurance with an aggregate coverage limit of $2,000,000.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the company pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              Selling Shareholders

The August 2004 Private Placement

         In August 2004, we completed a private placement of securities, in which we sold units consisting of shares of our common stock and warrants to purchase shares of our common stock. Each unit cost $1.03. The units sold in the August 2004 private placement represented a total of 1,910,930 shares of our common stock. This total consists of 1,469,927 shares of our common stock and warrants to purchase up to 441,003 shares of our common stock. Participants in the August 2004 private placement received three warrants for every ten shares of common stock they purchased. The warrants have a five-year term and an exercise price of $1.50 per share. The warrants provide for customary anti-dilution adjustments in the event of stock splits, stock dividends, and recapitalizations. The warrants do not confer any voting rights or any other rights as a shareholder.

The Selected Dealer

         We engaged Laidlaw & Company (UK) Ltd., which, at the time of the engagement, was known as Sands Brothers International Limited, to serve as the selected dealer for the August 2004 private placement. We entered into a selected dealer agreement with Laidlaw & Company (UK) Ltd. that sets forth the terms of the engagement. For its services, Laidlaw & Company (UK) Ltd. received cash and warrants to purchase 293,985 shares of our common stock. Some of the selling shareholders are employees or agents of Laidlaw & Company (UK) Ltd., and pursuant to this prospectus they are offering for sale the warrants issued to Laidlaw & Company (UK) Ltd. as partial consideration for the August 2004 private placement.

Registration Rights

         In connection with the August 2004 private placement, we entered into a registration rights agreement with Laidlaw & Company (UK) Ltd. and all of the selling shareholders who participated in the August 2004 private placement. Pursuant to that agreement, we are obligated to file a registration statement under the Securities Act to register the resale by the selling shareholders of all of the shares they received, or have the right to receive pursuant to the exercise of warrants, in the August 2004 private placement.

         The registration rights agreement contains deadlines by which we must
(1) file the registration statement with the Securities and Exchange Commission,
(2) respond to comments from the Securities and Exchange Commission concerning the contents of the registration statement, (3) have the registration statement declared effective, and (4) take certain other actions. If we fail to meet these deadlines, the registration rights agreement provides that we must pay a cash penalty to each selling shareholder who is a party to the registration rights agreement. For each selling shareholder, the penalty is equal to one percent of the aggregate purchase price paid by that selling shareholder in the August 2004 private placement for each 30-day period (or pro rata portion of such period) during which we have failed to meet an applicable deadline.

         We have filed a registration statement under the Securities Act to fulfill our obligations under the registration rights agreement, and this prospectus is part of that registration statement.

Consultant Warrants

         We have issued warrants to purchase 500,000 shares of our common stock to North Atlantic Advisors, Inc. as compensation for consulting services previously rendered to us. The warrants have a five-year term and an exercise price of $1.00 per share. The warrants provide for customary anti-dilution adjustments in the event of stock splits, stock dividends, and recapitalizations. The warrants do not confer any voting rights or any other rights as a shareholder.

         In connection with the issuance of the warrants to North Atlantic Advisors, we provided North Atlantic Advisors with "piggyback" registration rights that permit North Atlantic Advisors to have the shares underlying its warrants included in any registration statement that we file, subject to certain limited exceptions. We are satisfying our obligation to North Atlantic Advisors under its "piggyback" registration rights by including the shares of common stock underlying its warrants in the registration statement we are obligated to file by the registration rights agreement for the August 2004 private placement.

Selling Shareholders

The table below presents information regarding the selling shareholders and the shares that they may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling shareholders. The term "selling shareholders" includes the shareholders listed below as well as their transferees, pledgees, donees and other successors. The table assumes that the selling shareholders will sell all of the shares offered under this prospectus, including shares issuable upon the exercise of warrants. However, because the selling shareholders may offer all or some of their shares under this prospectus or in any other manner permitted by law, no assurances can be given as to the actual number of shares that will be sold by the selling shareholders or that will be held by the selling shareholders after their sales. Information concerning the selling shareholders may change from time to time. Changed information will be presented in a supplement to this prospectus as necessary and required by the rules of the Securities and Exchange Commission. Except as noted in the footnotes to the table, the selling shareholders have advised us that none of them has had any material relationship with the company, or any of its predecessors or affiliates, during the past three years.

The ownership percentages shown in the table below are based on an aggregate of 22,305,975 shares of our common stock issued and outstanding as of February 7, 2005.

                                       Shares Owned                                       Shares Owned
                                        Before the           Number of                 After the Offering
Name                                     Offering         Shares Offered          Number               Percent
-----------------------------------  ------------------  ------------------  ------------------   ------------------
-----------------------------------  ------------------  ------------------  ------------------   ------------------
Marion L. Acree                           37,866              37,866                 0                    *
Jacob Amerika                             75,729              75,729                 0                    *
Ira Gerald Bassin Ttee FBO Ira            31,554              31,554                 0                    *
Bassin Revocable Living Trust
u/a/d 7/14/00
Fiserv Sec. Inc. A/C/F Paul               31,554              31,554                 0                    *
Berkman Std IRA
Fiserv Sec. Inc. A/C/F Hartley            37,866              37,866                 0                    *
Bernstein Std Std IRA






                                       Shares Owned                                       Shares Owned
                                        Before the           Number of                 After the Offering
Name                                     Offering         Shares Offered          Number               Percent
-----------------------------------  ------------------  ------------------  ------------------   ------------------
John Cacase                               31,554              31,554                 0                    *
CarCap Co LLC                             75,729              75,729                 0                    *
Marc A. Cohen                             25,244              25,244                 0                    *
Corman Foundation                         75,729              75,729                 0                    *
Scott Crowther                            25,244              25,244                 0                    *
Glenn E. Emig                             37,866              37,866                 0                    *
Jorge & Catherine M Gardyn JTWROS         25,244              25,244                 0                    *
Gilcy Partners Ltd LP                     75,729              75,729                 0                    *
Stanley Goldberg Ttee & Lynn              75,729              75,729                 0                    *
Intrater Ttee Stanley L. Goldberg
Rev Trust u/a/d 12/17/93
Richard L. Golish                         25,244              25,244                 0                    *
Sean J. Greene                            75,729              75,729                 0                    *
Harvey Greenfield                         31,554              31,554                 0                    *
Hargreave Hale Ltd. Nominee A/c           63,108              63,108                 0                    *
46335
Hargreave Hale Ltd. Nominee A/c           31,554              31,554                 0                    *
47902
John J Harte Ttee John J Harte            18,934              18,934                 0                    *
MPP u/a/d 10/24/01 FBO John J
Harte
Fiserv Sec. Inc. A/C/F Joseph S.          18,934              18,934                 0                    *
Kashi Cont. IRA
Elaine Khalaf Ttee Elaine Khalaf          31,554              31,554                 0                    *
Revocable Trust u/a/d 07/27/00
Robert J. Lax                             18,934              18,934                 0                    *
Joseph Lowe & Beva Lowe JTWROS            18,934              18,934                 0                    *
LW Marjac LLC Attn: Alan Zunamon          37,866              37,866                 0                    *
William J. Mannion                        18,934              18,934                 0                    *
Theodore J. & Judy G. Marcucilli          50,486              50,486                 0                    *
JTWROS
Robert & Nancy A. Mc Guire JTWROS         25,244              25,244                 0                    *







                                       Shares Owned                                       Shares Owned
                                        Before the           Number of                 After the Offering
Name                                     Offering         Shares Offered          Number               Percent
-----------------------------------  ------------------  ------------------  ------------------   ------------------

John C. & Joyce L. McNabney JTWROS        37,866              37,866                 0                    *
Robert J Molleur Ttee Robert J            63,108              63,108                 0                    *
Molleur/RJM Trust
Gayle Mosenson                            18,934              18,934                 0                    *
James Napier Jr.                          75,729              75,729                 0                    *
John O'Mahony                             37,866              37,866                 0                    *
Dennis L. Pudvah & Emma J. Pudvah         15,147              15,147                 0                    *
JTWROS
Jorgen Rasmussen                          50,486              50,486                 0                    *
Dave Roush                                63,108              63,108                 0                    *
Alan J. Rubin                            126,215             126,215                 0                    *
Fiserv Sec. Inc. A/C/F Joel               31,554              31,554                 0                    *
Schoenfeld Cont. IRA
Alan Shapiro & Judy Shapiro Ttees         31,554              31,554                 0                    *
T/V/A Judy Shapiro dtd 5/15/01
Fiserv Securities Inc. A/C/F              18,934              18,934                 0                    *
Howard Shapiro Cont. IRA
NOW Electronics 401k PSP FBO              31,554              31,554                 0                    *
George Steller, George Steller
Trustee
Fiserv Sec. Inc. A/C/F Barbara A.         27,768              27,768                 0                    *
Swingle Std IRA
Trude C. Taylor & Joan C. Taylor          75,729              75,729                 0                    *
Ttees Taylor Family Trust u/a/d
6/10/83
Donald W. & Joan L. White JTWROS          31,554              31,554                 0                    *
James C. Whiteley                         18,934              18,934                 0                    *
Alan Wolff                                25,244              25,244                 0                    *
North Atlantic Advisors, Inc. (2)        500,000             500,000                 0                    *
Ronit Sucoff (1)                          43,600              43,600                 0                    *
Helen Kohn (1)                            43,600              43,600                 0
Lisa Sucoff (1)                           29,000              29,000                 0                    *
Frayda Mason (1)                          29,000              29,000                 0                    *




                                       Shares Owned                                       Shares Owned
                                        Before the           Number of                 After the Offering
Name                                     Offering         Shares Offered          Number               Percent
-----------------------------------  ------------------  ------------------  ------------------   ------------------
Diana Anderson (1)                         4,393               4,393                 0                    *
Mary Ellen Spedale (1)                     4,392               4,392                 0                    *
Bonanza Trust (1)                         65,000              65,000                 0                    *
KWG Trust (1)                             65,000              65,000                 0                    *
Alan Davidson (1)                         10,000              10,000                 0                    *
              Total:                   2,704,915           2,704,915
                                       =========           =========

(1) Employee of Laidlaw & Company (UK) Ltd., the selected dealer for the August 2004 private placement.
(2) Consultant to our company.
 * Less than one percent

                              Plan of Distribution

The selling shareholders, and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded. They may also sell the shares in private transactions in accordance with applicable law. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    settlement of short sales entered into after the date of this prospectus;

o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; or

o    any other method permitted pursuant to applicable law.

        The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

        The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

        We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of our common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                                  Legal Opinion

         Harter, Secrest & Emery LLP, of Rochester, New York, will pass upon the validity of the shares of common stock being offered pursuant to this prospectus.


                                     Experts

         Our consolidated financial statements as of February 29, 2004 and February 28, 2003 included in this prospectus have been audited by Kempisty and Company, Certified Public Accountants, P. C., independent registered accountants, as stated in their report included in this prospectus, and have been so included in reliance upon their authority as experts in accounting and auditing.


                             Additional Information

         We are a public company, and we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of such documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

         This prospectus is part of a registration statement on Form SB-2 that we have filed with the Securities and Exchange Commission. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

o read a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission's Public Reference Room; or

o obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission.



                                    Index to Consolidated Financial Statements

----------------------------------------------------------------------------------------------------------------------


Annual Financial Statement (Audited)

     Report of Independent Registered Public Accounting Firm                                                      F-3

     Consolidated Balance Sheets at February 28, 2003 and February 29, 2004                                       F-4

     Consolidated Statements of Operations and Comprehensive Operations for the                                   F-5
     Years Ended February 28, 2002, February 28, 2003 and February 29, 2004

     Consolidated Statements of Shareholders' Equity for the Years Ended                                          F-6
     February 28, 2002, February 28, 2003 and February 29, 2004

     Consolidated Statements of Cash Flows for the Years Ended February 28, 2002,                                 F-7
     February 28, 2003 and February 29, 2004

     Notes to Annual Financial Statements                                                                         F-8


Interim Financial Statements (Unaudited)

     Consolidated Balance Sheets at November 30, 2004 and February 29, 2004                                      F-26

     Consolidated Statements of Income for the Three-Month and Six-Month Periods Ended November 30, 2004         F-27
     and 2003

     Consolidated Statements of Cash Flows for the Six-Month Period Ended                                        F-28
     November 30, 2004

     Notes to Interim Financial Statements                                                                       F-29



                      ANNUAL FINANCIAL STATEMENTS (AUDITED)

             Report of Independent Registered Public Accounting Firm


To the Board of Directors
RMS Titanic, Inc.

         We have audited the accompanying consolidated balance sheets of RMS Titanic, Inc. and Subsidiary as of February 29, 2004 and February 28, 2003, and the related statements of operations and comprehensive operations, stockholders' equity, and cash flows for each of the three years in the period ended February 29, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RMS Titanic, Inc. and Subsidiary as of February 29, 2004 and February 28, 2003, and 2002 and the results of their operations and their cash flows for each of the three years in the period ended February 29, 2004, in conformity with U.S. generally accepted accounting principles.

Kempisty & Company
Certified Public Accountants, P. C.
New York, New York

June 4, 2004






                                                Consolidated Balance Sheet
------------------------------------------------------------------------------------------------------------------------------------

                                                                                      February 28,         February 29,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             2003                 2004
------------------------------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets:
  Cash and cash equivalents                                                           $ 1,945,000        $     547,000
  Accounts receivable                                                                     128,000              353,000
  Prepaid and refundable taxes                                                            511,000              221,000
  Prepaid expenses and other current assets                                               307,000              141,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

      Total current assets                                                              2,891,000            1,262,000

Artifacts owned, at cost (Note 2)                                                       4,484,000            4,479,000
Salvor's lien                                                                               1,000                1,000
Property and Equipment, net of accumulated depreciation
 of $1,501,000 and $1,754,000, respectively (Note 3)                                      979,000              747,000
Other Assets                                                                               44,000              764,000
------------------------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                     $8,399,000           $7,253,000
====================================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities (Note 4)                                  $  1,114,000      $     1,249,000
   Deferred revenue                                                                       735,000                 --
------------------------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                         1,849,000            1,249,000
------------------------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies (Notes 8 & 9)

Stockholders' Equity: (Note 6)
  Common stock - $.0001 par value; authorized 30,000,000 shares,
   issued and outstanding 18,675,047 and 19,125,047 shares, respectively                    2,000                2,000
  Additional paid-in capital                                                           16,650,000           17,192,000
  Accumulated deficit                                                                 (10,102,000)         (11,190,000)
      Stockholders' equity                                                              6,550,000            6,004,000

------------------------------------------------------------------------------------------------------------------------------------
      Total Liabilities and Stockholders' Equity                                       $8,399,000           $7,253,000
====================================================================================================================================



                                           Consolidated Statements of Operations

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  February 28,      February 28,       February 29,
Year ended                                                                               2002              2003               2004
------------------------------------------------------------------------------------------------------------------------------------
Revenue:
  Exhibitions and related merchandise sales                                      $  2,354,000      $  2,646,000       $  2,677,000
  Licensing fees                                                                      313,000             -                   -
  Merchandise and other                                                                39,000           121,000            119,000
  Sale of coal                                                                         62,000            94,000             68,000

------------------------------------------------------------------------------------------------------------------------------------
Total revenue                                                                       2,768,000         2,861,000          2,864,000
------------------------------------------------------------------------------------------------------------------------------------

Expenses:
 General and administrative                                                         3,391,000         2,809,000          3,402,000
  Depreciation and amortization                                                       374,000           293,000            253,000
  Expedition costs                                                                     32,000               -                 -
  Cost of merchandise sold                                                             85,000           140,000            110,000
  Cost of coal sold                                                                     6,000            35,000             21,000
 Write down of note receivable                                                            -             296,000                -
  Expenses for settlement of litigation                                                   -             413,000            175,000
Impairment charge for artifacts recovered, net of taxes                             6,148,000               -                 -
------------------------------------------------------------------------------------------------------------------------------------
Total expenses                                                                     10,036,000         3,986,000          3,961,000
------------------------------------------------------------------------------------------------------------------------------------

Income (loss) from continuing operations                                           (7,268,000)       (1,125,000)        (1,097,000)
Other income:
  Interest                                                                              8,000           298,000              9,000
  Other                                                                                 -                 -                    -
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) before provision for income taxes                                    (7,260,000)         (827,000)        (1,088,000)

Provision (benefit) for income taxes                                                      -               -              -

------------------------------------------------------------------------------------------------------------------------------------
Net income (loss) from Continuing Operations                                     $ (7,260,000)      $  (827,000)     $  (1,088,000)
====================================================================================================================================
Discontinued operations:
====================================================================================================================================
     Loss from operations of Danepath subsidiary disposed of:                        (168,000)             -                 -
====================================================================================================================================
     Gain on disposal of Danepath including provision in 2002 of
       a $46,000 operating loss during phase out period.                              644,000              -                 -
====================================================================================================================================
                                                                                 $ (6,784,000)      $  (827,000)     $  (1,088,000)
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss) for basic and diluted common shares from
====================================================================================================================================
  Continuing operations                                                          $      (0.38)      $     (0.04)     $       (0.06)
====================================================================================================================================
Net income (loss) for basic and diluted common shares from
  discontinued operations                                                        $       - 0 -      $      - 0 -     $        - 0 -

Earnings (loss) per common share, basic and diluted                              $      (0.38)      $     (0.04)     $       (0.06)
====================================================================================================================================

Weighted-average number of common shares outstanding                               18,058,573        18,615,294         18,960,047
====================================================================================================================================





                                     Consolidated Statements of Shareholders' Equity



                                      Common Stock                   Additional    Accumulated
                                       Number of                      Paid-in         Other          Accumulated    Stockholders'
                                        Shares          Amount        Capital      Comprehensive       Deficit         Equity
                                                                                    Operations
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Balance as of February 28, 2001        16,947,128      $2,000      $15,240,000      $(31,000)       $(2,460,000)    $12,751,000
-------------------------------

Common stock issued for acquisition     1,104,545                      819,000                                          819,000
of ownership of RMS Carpathia
Issuance of common stock for              453,374                      314,000                                          314,000
compensation
Issuance of common stock for               45,000                       29,000                                           29,000
services
Issuance of compensatory stock                                         213,000                                          213,000
options
Net loss                                                                                             (6,784,000)     (6,784,000)

Balance as of February 28, 2002        18,550,047      $2,000      $16,615,000     $(31,000)        $(9,244,000)     $7,342,000
-------------------------------

Reclass of foreign currency                                                          31,000             (31,000)
translation
Issuance of common stock for              125,000                       35,000                                           35,000
services
Net loss                                                                                               (827,000)       (827,000)

Balance as of February 28, 2003        18,675,047      $2,000      $16,650,000          $ 0        $(10,102,000)     $6,550,000
-------------------------------

Issuance of common stock for              450,000                      108,000                                          108,000
services
Issuance of compensatory stock                                         434,000                                          434,000
options
Net loss                                                                                             (1,088,000)     (1,088,000)

Balance as of February 29, 2004        19,125,047      $2,000      $17,192,000          $ 0        $(11,190,000)     $6,004,000
-------------------------------


                                        See Notes to Annual Financial Statements




------------------------------------------------------------------------------------------------------------------------------------
                                              Consolidated Statements of Cash Flows
====================================================================================================================================

                                                                                February 28,       February 28,        February 29,
Year ended                                                                             2002               2003                2004
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income (loss)                                                         $    (6,784,000)    $     (827,000)   $     (1,088,000)
  Deduct Loss from discontinued operation                                          (168,000)              -                    -
------------------------------------------------------------------------------------------------------------------------------------
 Income (Loss) from continuing operations                                   $    (6,616,000)     $    (827,000)   $     (1,088,000)
 Adjustments to reconcile net income (loss) to net
  cash provided (used) by operating activities:
------------------------------------------------------------------------------------------------------------------------------------
Net gain on sale of business                                                        644,000               -                    -
    Depreciation and amortization                                                   374,000            293,000             253,000
    Issuance of common stock for services                                           100,000             35,000             108,000
    Issuance of compensatory stock options                                          213,000               -                434,000
      Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable                                     (3,000)           (88,000)           (225,000)
      (Increase) decrease in prepaid and refundable taxes                        (1,365,000)         1,750,000             290,000
      Decrease (increase) in prepaid expenses and other current assets              208,000            983,000             166,000
      Decrease (increase) in other assets                                         6,749,000             28,000            (715,000)
      Increase (decrease) in deferred revenue                                      (453,000)           (53,000)           (735,000)
      Increase (decrease) in accounts payable and accrued liabilities              (292,000)           405,000             135,000
------------------------------------------------------------------------------------------------------------------------------------
        Total adjustments                                                         6,175,000          3,353,000            (289,000)
------------------------------------------------------------------------------------------------------------------------------------
        Net cash provided (used) by operating activities                           (441,000)         2,526,000          (1,377,000)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Purchases of property and equipment                                               (23,000)          (727,000)            (21,000)
------------------------------------------------------------------------------------------------------------------------------------
        Cash used in investing activities                                           (23,000)          (727,000)            (21,000)
------------------------------------------------------------------------------------------------------------------------------------


Net increase (decrease) in cash and cash equivalents                               (464,000)         1,799,000          (1,398,000)

Cash and cash equivalents at beginning of year                                      610,000            146,000           1,945,000
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                          $ 146,000      $   1,945,000          $  547,000
====================================================================================================================================

Supplemental disclosure of cash flow information:
  Cash paid during the year for income taxes                                      $   - 0 -      $      - 0 -           $   - 0 -
====================================================================================================================================

Supplemental schedule of non-cash financing and
 investing activities:
  Issuance of compensatory stock options                                          $ 213,000      $      - 0 -           $  434,000



Common stock issued for assets                                                    $ 819,000      $      - 0 -           $   - 0 -



                      Notes to Annual Financial Statements

1. DESCRIPTION OF   RMS Titanic, Inc. initially conducted business as Titanic
   BUSINESS AND     Ventures Limited Partnership ("TVLP"). In 1993, RMS Titanic,
   SUMMARY OF       Inc. acquired all of TVLP's assets and assumed all of TVLP's
   SIGNIFICANT      liabilities.  The transaction was accounted for as a
   ACCOUNTING       "reverse acquisition" with TVLP deemed to be the acquiring
   POLICIES:        entity. RMS Titanic, Inc. and TVLP are referred to as the
                    "Company" as the context dictates.

                    In June 2000, the Company established a wholly owned United Kingdom subsidiary, Danepath Ltd., for the purpose of purchasing the research vessel, RRS Challenger, a 178 foot-1050 ton ship that was to be utilized in the expedition to the RMS TITANIC (the "TITANIC") wreck site during that summer. This vessel was acquired on June 30, 2000 from the Natural Environment Research Council, a British governmental agency. The name of the vessel was changed to the SV EXPLORER. On April 2, 2002, the Company sold its Danepath subsidiary to Argosy International Ltd., an affiliated party. In January 2003, in settlement of an outstanding obligation from Argosy, the Company acquired the vessel, the SV EXPLORER, and related marine equipment in a wholly owned United Kingdom subsidiary of the Company, Seatron Limited.

                    In May 2001, the Company acquired the ownership rights to the shipwreck the RMS CARPATHIA (the "CARPATHIA"). The CARPATHIA was the vessel that rescued the survivors from the TITANIC. The value that was assigned to this asset ($1,374,000) is the un-amortized value of other intangible assets purchased by the Company in April 2000 from this same entity ($555,000), plus the fair market value of 1,104,545 newly issued shares of common stock ($819,000).

                    On March 6, 2002, in a separate agreement, the Company sold to Argosy International, for minimal consideration, its 100% ownership interest in White Star Marine Recovery, Ltd. That sale terminated its obligation under an agreement with Argosy International for the consulting services of Graham Jessop. At the time of this sale, White Star Marine Recovery had no assets other than this consulting contract.

                    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All inter-company accounts and transactions have been eliminated.

                    The Company was formed in 1987 for the purposes of exploring the wreck and surrounding oceanic area of the vessel the TITANIC; obtaining oceanic material and scientific data available there-from in various forms, including still and moving photography and artifacts ("Artifacts") from the wreck site; and utilizing such data and Artifacts in revenue-producing activities such as touring exhibitions, television programs and the sale of still photography. The Company also earns revenue from the sale of coal and TITANIC -related products.

                    The Company was declared salvor-in-possession of the TITANIC pursuant to a judgment entered in the Federal District Court for the Eastern District of Virginia. On April 12, 2002, the United States Court of Appeals for the Fourth Circuit (the "Fourth Circuit") affirmed two orders of the United States District Court for the Eastern District of Virginia, Norfolk Division. R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel ..., 2002 U.S. App. LEXIS 6799 (4th Cir. 2002). Dated September 26, 2001 and October 19, 2001, these orders restricted the sale of Artifacts recovered by the Company from the RMS TITANIC wreck site. In rendering its opinion, the Fourth Circuit reviewed and declared ambiguous the June 7, 1994 order of the District Court that had awarded ownership to the Company of all items then salvaged from the wreck of the TITANIC as well as all items to be salvaged in the future by the Company so long as the Company remained salvor-in-possession of the TITANIC. Having found the June 7, 1994 order ambiguous, the Fourth Circuit reinterpreted the order to convey only possession, not title, pending determination of a salvage award.

                    As a consequence of the Fourth Circuit's decision, the Company reviewed the carrying cost of Artifacts recovered from TITANIC expeditions to determine impairment of values. Up until the ruling by the Fourth Circuit, the Company was carrying the value of the artifacts that it recovered from the TITANIC wreck site at the respective costs of the expeditions as the Company believed it was the owner of all Artifacts recovered. The Company had relied on ownership being granted by the United States District Court in the June 7, 1994 Order. As a consequence of this review and in compliance with the requirements of Statement of Financial Accounting Standards ("SFAS") 142- Impairment of Long-Lived Assets and SFAS 121- The Valuation of Non-Goodwill Intangibles, it was determined that an impairment of realizable values had occurred because of the Fourth Circuit's ruling that removed ownership of certain artifacts from the Company that were under the jurisdiction of the United States District Court. The District Court has jurisdiction of all Artifacts that have been recovered from the TITANIC wreck site except for those 1800 Artifacts recovered in the 1987 expedition. These 1987 Artifacts were previously granted to the Company by the government of France in 1993. Furthermore, the Salvor's Lien that the Fourth Circuit Court acknowledged the Company was entitled to under its Salvor-in-Possession status could not be quantified other than for a de minimus amount because of the uncertainty of the wide latitude given a United States Federal Maritime Court to apply the Blackwall factors for a salvor's award and the adjustment to such an award, if any, for revenues the Company may have derived from the Artifacts . Therefore an impairment charge of an amount equal to the costs of recovery for all expeditions after 1987, net of tax benefit, was established less a re-classification of $1,000, a de minimus amount, for the value of a Salvor's Lien.

                    Since August 1987, the Company has completed six expeditions to the wreck site of the TITANIC and has recovered approximately 6,000 Artifacts including a large section of the TITANIC's hull along with coal from the wreck site.

                    Costs associated with the care, management and preservation of recovered Artifacts are expensed as incurred. A majority of the Artifacts not in exhibition are located within the United States.

                    To ascertain that the aggregate net realizable value ("NRV") of the Artifacts exceeds the direct costs of recovery of such Artifacts, the Company evaluates various evidential matters. Such evidential matters includes documented sales and offerings of TITANIC-related memorabilia, insurance coverage obtained in connection with the potential theft, damage or destruction of all or part of the Artifacts and other evidential matter regarding the public interest in the TITANIC.

                    At each balance sheet date, the Company evaluates the period of amortization of intangible assets. The factors used in evaluating the period of amortization include: (i) current operating results, (ii) projected future operating results, and (ii) other material factors that affect the continuity of the business.

                    For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

                    The Company maintains cash in bank accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses on these accounts.

                    Revenue from the licensing of the production and exploitation of audio and visual recordings by third parties, related to the Company's expeditions, is recognized at the time that the expedition and dive takes place.

                    Revenue from the licensing of still photographs and video is recognized at the time the rights are granted to the licensee.

                    Revenue from the granting of sponsorship rights related to the Company's expeditions and dives is recognized at the completion of the expedition.

                    Revenue sharing from the sale of TITANIC-related products by third parties is recognized when the item is sold.

                    Revenue from license agreements is recognized pro-rata over the life of the agreements. Amounts received in excess of amounts earned are shown as deferred revenue.

                    The Company sells coal recovered from the TITANIC wreck site. Revenue from sales of such coal is recognized at the date of shipment to customers. Recovery costs attributable to the coal are charged to operations as revenue from coal sales are recognized.

                    Income tax expense includes income taxes currently payable and deferred taxes arising from temporary differences between financial reporting and income tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                    Depreciation of property and equipment is provided for by the straight-line method over the estimated lives of the related assets.

                    SFAS No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Procedures Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and to present pro forma earnings (loss) and per share information as though it had adopted SFAS No. 123. Under the provisions of APB Opinion No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

                    Basic earnings per common share ("EPS") is computed as net earnings divided by the weighted-average number of common shares outstanding for the period. Diluted EPS, representing the potential dilution that would occur from common shares issuable through stock-based compensation, including stock options, restricted stock awards, warrants and other, is not presented for the years ended February 28, 2002, February 28, 2003 and February 29, 2004 since there was no dilutive effect of potential common shares or the dilutive effect is not material.

                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements. Actual results could differ from those estimates.

                    Impairment of Long-Lived Assets. In the event that facts and circumstances indicate that the carrying value of long lived assets, including associated intangibles may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the assets carrying amount to determine if a write down to market value or discounted cash flows is required.

                    New Standard Adopted. In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This standard supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The standard retains the previously existing accounting requirements related to the recognition and measurement of the impairment of long-lived assets to be held and used while expanding the measurement requirements of long-lived assets to be disposed of by sale to include discontinued operations. It also expands on the previously existing reporting requirements for discontinued operations to include a component of an entity that either has been disposed of or is classified as held for sale. The Company adopted SFAS No.144 during fiscal 2002. As a result of the adoption of SFAS No. 144, the Company wrote down its artifacts by $8.1 million.

                    In May 2003, the FASB issue SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This standard establishes how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This standard became effective for any financial instruments entered into or modified after May 31, 2003. Management does not expect the adoption of FAS No. 150 to have a material effect on our financial statements.

                    In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" entered into after June 30, 2003. Management does not expect the adoption of FAS No. 149 to have a material effect on our financial statements.

                    In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities". This interpretation gives guidance that determines whether consolidation of a Variable Interest Equity is required and is effective for all variable interest entities with which we become involved beginning in February 2003, and all pre-existing entities beginning after June 15, 2003. Management does not expect the adoption of FIN 46 to have a material effect on our financial statements.

                    In December 2002, FASB issued Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"). SFAS No. 148, amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. RMS

                    Titanic, Inc. has adopted the disclosure-only provisions of SFAS No. 148 at February 29, 2004.

                    In November 2002, the FASB issued FAS Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees", Including Guarantees of Indebtedness of Others". FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. Disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. The Company has no guarantees to unaffiliated third parties so the adoption of FIN 45 had no impact on the Company's financial statements.

                    In June 2002, the FASB issued FAS No. 146, ("FAS No. 146") "Accounting for Costs Associated with Exit or Disposal Activities". This standard addresses the recognition, measurement and reporting of costs that are associated with exit or disposal activities. FAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of FAS No. 146 had no impact on the Company's financial statements.

    2.  ARTIFACTS:  Artifacts  recovered  in  the  1987  TITANIC expedition  are carried at the lower of cost of recovery or NRV. The ownership of these Artifacts was granted to the Company by the Government of France. The costs of recovery are the direct costs of chartering of vessels and related crews and equipment required to complete the dive operations for that expedition. Coal recovered in two expeditions is the only item available for sale. Periodically, as sales of coal occur, ten percent of the sale value is deducted from the carrying costs of Artifacts recovered. During 2004, 2003 and 2002, $6,000, $11,000, and $5,000, respectively, were deducted from the Artifacts cost.

                    Artifacts, at cost, consist of the following:

                                                                                               February 28,       February 29,
                                                                                                    2003               2004
                           ---------------------------------------------------------------------------------------------------------

                           Artifacts recovered, TITANIC                                     $    3,110,000     $    3,105,000
                           Artifacts, CARPATHIA                                                  1,374,000          1,374,000
                           ---------------------------------------------------------------------------------------------------------
                                                                                            $    4,484,000     $    4,479,000

3. PROPERTY AND    Property and equipment, at cost, consists of the following:
   EQUIPMENT:

                                                                           February 28,        February 29,         Estimated
                                                                               2003                2004            Useful Life
                           ---------------------------------------------------------------------------------------------------------
                           ---------------------------------------------------------------------------------------------------------
                           Exhibitry equipment                             $1,378,000           $2,378,000            5 years
                           Marine equipment                                   750,000              750,000           10 years
                           Office equipment                                   188,000              208,000            5 years
                           Furniture and fixtures                             164,000              164,000            5 years
                           ---------------------------------------------------------------------------------------------------------
                           ---------------------------------------------------------------------------------------------------------

                                                                            2.480,000            2,501,000
                           Less accumulated depreciation                    1,501,000            1,754,000
                           ---------------------------------------------------------------------------------------------------------
                           ---------------------------------------------------------------------------------------------------------
                                                                            $ 979,000             $747,000
                           =========================================================================================================

4. ACCOUNTS        Accounts payable and accrued liabilities consist of the
   PAYABLE AND     following:
   ACCRUED
   LIABILITIES:

                                                                                            February 28,        February 29,
                                                                                                2003                2004
                           -------------------------------------------------------------- ----------------- -- ---------------
                           -------------------------------------------------------------- ----------------- -- ---------------
                           Amounts payable for professional and consulting fees               $440,000          $ 419,000
                           Settlement accrual                                                  332,000            248,000
                           Other miscellaneous liabilities                                     352,000            582,000
                           -------------------------------------------------------------- ----------------- -- ---------------
                           -------------------------------------------------------------- ----------------- -- ---------------
                                                                                            $1,114,000         $1,249,000
                           ============================================================== ================= == ===============


5. INCOME TAXES:  The provision for income taxes consists of the following components:

                                                                      February 28,        February 29,          February 29,
                           Year ended                                     2002                2003                  2004
                           ---------------------------------------- ----------------- -- --------------- ----- ---------------
                           ---------------------------------------- ----------------- -- --------------- ----- ---------------
                           Current:
                           Federal                                    $(2,720,000)         $(264,000)            $(300,000)
                           State and local                               (786,000)           (50,000)              (90,000)
                           ---------------------------------------- ----------------- -- --------------- ----- ---------------
                           ---------------------------------------- ----------------- -- --------------- ----- ---------------
                                                                       (3,506,000)          (314,000)             (390,000)

                           Less:  Tax effect of impairment charge       1,954,000                 --                    --
                           ---------------------------------------- ----------------- -- --------------- ----- ---------------
                           ---------------------------------------- ----------------- -- --------------- ----- ---------------

                           Deferred:
                            Federal                                     1,230,000            264,000               300,000
                            State and local                               322,000             50,000                90,000
                           ---------------------------------------- ----------------- -- --------------- ----- ---------------
                           ---------------------------------------- ----------------- -- --------------- ----- ---------------
                                                                        1,552,000            314,000               390,000
                           Provision for income taxes                         $ 0                $ 0                   $ 0

                    The total provision for income taxes differs from that amount which would be computed by applying the U.S. federal income tax rate to income before provision for income taxes. The reasons for these differences are as follows:

                                                                      February 28,        February 29,          February 29,
                           Year ended                                     2002                2003                  2004
                           ---------------------------------------- ----------------- -- --------------- ----- ---------------
                           Statutory federal income tax rate                (34.0)%            (34.0)%               (34.0)%
                           Effect of federal graduated tax
                            rates benefit                                    (6.0)              (4.0)                   --
                           Net Operating Loss Carry-forward                  21.0               38.0                  34.0
                           Impairment Charge                                 19.0                 --                    --
                           Other, net                                          --                 --                    --
                           ---------------------------------------- ----------------- -- --------------- ----- ---------------
                           ---------------------------------------- ----------------- -- --------------- ----- ---------------
                           Effective income tax rate                            0%                 0%                    0%
                           ======================================== ================= == =============== ===== ===============
                           ======================================== ================= == =============== ===== ===============

                   The net deferred income tax asset consists of the following:

                                                                                           February 28,          February 29,
                                                                                              2003                  2004
                           ------------------------------------------------------------- --------------- ----- ---------------




                           Net Operating loss carry-forward                                $1,788,000            $2,180,000
                           Deferred tax asset - expenses not currently deductible           $ 100,000                    --
                           Valuation allowance for doubtful tax assets                     (1,888,000)           (2,180,000)
                           ------------------------------------------------------------- --------------- ----- ---------------
                           ------------------------------------------------------------- --------------- ----- ---------------

                           Net deferred tax                                                        $0                    $0

                    The net operating loss carry-forwards of approximately $5,700,000 expire in varying amounts from 2019 to 2024. A valuation allowance of 100% of the deferred income tax asset has been provided at February 29, 2004 because of the uncertainties as to the amount of taxable income that will be generated in the future years as a result of the determination by the Federal Court of Appeals that the Company does not own the Titanic artifacts.

6. STOCKHOLDERS'    The net operating loss carry-forwards of approximately
                    $5,700,000 expire in varying amounts from 2019 to 2024. A valuation allowance of 100% of the deferred income tax asset has been provided at February 29, 2004 because of the uncertainties as to the amount of taxable income that will be generated in the future years as a result of the determination by the Federal Court of Appeals that the Company does not own the Titanic artifacts.

                    During the year ended February 28, 2002, the Company issued 498,374 shares of common stock having a value of $343,000 of which $314,000 was for compensation and $29,000 was for services.

                    During the year ended February 28, 2003, the Company issued 125,000 shares of common stock as payment for conservation services having a value of $35,000.

                    During the year ended February 29, 2004, the Company issued 450,000 shares of common stock as payment for services and compensation having a value of $108,000.

                    In April 2000, the Company acquired certain intangible assets that included confidential research data to be utilized in locating the wreck sites of twelve sunken vessels containing valuable cargo in exchange for 600,000 shares of its common stock valued at $900,000 after giving effect to certain restrictions placed on such common stock. Concurrently, the Company entered into an agreement for the services of an individual to January 3, 2003. Since the
                    individual  was  primarily   responsible  in  assisting  the
                    Company in exploiting the intangible assets acquired, the assets were being amortized over the term of the individual's service agreement. The assets are included in other assets in the accompanying balance sheet. Amortization expense for the year ended February 28, 2002 and accumulated amortization at February 28, 2002 amounted to approximately $285,000. Amortization expense for the year ended February 28, 2003 amounted to approximately $60,000. In May of 2001, these intangibles were exchanged in a transaction for the ownership of the RMS CARPATHIA as discussed below.

                    In May 2001, the Company acquired the rights to the shipwreck RMS CARPATHIA. The CARPATHIA was the vessel that rescued the survivors from the TITANIC. The value that was assigned to this asset ($1,374,000) is the un-amortized value of the twelve wreck sites purchased by the Company in April 2000 from this same entity ($555,000), plus the fair market value of 1,104,545 newly issued shares of common stock ($819,000). The Company has the right of first refusal to salvage the twelve wreck sites.

                    On April 2, 2002, the Company entered into a Purchase Agreement for the sale of the common stock, representing 100% ownership, of its Danepath Ltd. subsidiary to Argosy International Ltd. The purchase price, as amended by Agreement on June 1, 2002, was $1.5 million. Danepath's principal asset is the research and recovery vessel "SV EXPLORER". Under the terms of the Purchase Agreement the Company received $100,000 upon execution and an obligation of $1.4 million, bearing interest at 8% per annum that was to be paid within six months. This obligation was collateralized with both a first mortgage on the vessel "SV EXPLORER", the principal asset owned by Danepath, and all the common stock of the Company owned by Argosy International, Ltd. The note receivable was not paid at its maturity on October 2, 2002. In order to avoid a costly international foreclosure process, the Company entered in a Settlement Agreement whereby the Company received a cancellation fee of $250,000 from Argosy in the form of a note with a one-year maturity, cancellation of a $240,000 vendor payable, and acquired by deed in lieu of foreclosure the marine vessel, "SV EXPLORER" and related marine equipment for consideration of $750,000 in its new wholly owned United Kingdom subsidiary Seatron Limited. The ownership of the vessel was subject to a mortgage with the Company for all monies advanced to this subsidiary. With this settlement agreement, the Company released Argosy from the original purchase obligation of $1.4 million.

                    On March 6, 2002, in a separate agreement, the Company sold to Argosy International, for minimal consideration, its 100% ownership interest in White Star Marine Recovery, Ltd. That sale terminated its obligation under an agreement with Argosy International for the consulting services of Graham Jessop. At the time of this sale, White Star Marine Recovery had no assets other than this consulting contract.

7. STOCK OPTIONS: Transactions relating to stock options are as follows:

                                                                                                                       Weighted
                                                                                             Number of Shares           Average
                                                                                                and Options         Exercise Price
                                                                                                Exercisable            per share

                             Balance at February 28, 2001                                         2,650,000               $1.60
                             Canceled                                                                     0                   0
                             Granted                                                              1,350,000               $0.48
                             ---------------------------------------------------------- -------------------- -- ----------------
                             ---------------------------------------------------------- -------------------- -- ----------------

                             Balance at February 28, 2002                                         4,000,000               $1.22
                             Canceled                                                               250,000               $0.88
                             Granted                                                                      0                   0
                             ---------------------------------------------------------- -------------------- -- ----------------
                             ---------------------------------------------------------- -------------------- -- ----------------

                             Balance at February 28, 2003                                         3,750,000               $1.24
                             Canceled                                                               250,000                4.00
                             Granted                                                                940,000                0.31
                             ---------------------------------------------------------- -------------------- -- ----------------
                             ---------------------------------------------------------- -------------------- -- ----------------

                             Balance at February 29, 2004                                         4,440,000               $1.05
                             ========================================================== ==================== == ================
                             ========================================================== ==================== == ================

                    In April 2000, the Company adopted an incentive stock option plan (the "2000 Plan") under which options to purchase 3,000,000 shares of common stock may be granted to certain key employees, directors or consultants. The exercise price was based on the fair market value of such shares as determined by the board of directors at the date of the grant of such options. In December 2003, the Company adopted a second incentive stock option plan (the "2004 Plan") under which options to purchase 3,000,000 shares of common stock may be granted to certain key employees, directors or consultants. The exercise price is based on the fair market value of such shares as determined by the board of directors at the date of the grant of such options.

                    In April 2000, the Company granted an officer/director a stock option to purchase 300,000 shares of the Company's common stock at a price of $1.625 per share, which was the market value of the stock at the time of grant. This option has a 10-year maturity.

                    In June 2000, the Company granted an option to purchase 500,000 shares of the Company's common stock at $1.75 per share to its President and Chief Executive Officer. This option has a 10-year maturity.

                    In June 2000, the Company granted an option to purchase 500,000 shares of the Company's common stock at $1.75 per share to an officer and director. Subsequently, this option was cancelled.

                    During the year ended February 28, 2001, the Company granted to an employee options, expiring March 31, 2003, to acquire:
                    (a) 83,333 shares of the Company's common stock at an exercise price of $3.00 per share; (b) 83,333 shares of the Company's common stock at an exercise price of $4.00 per share; and (c) 83,334 shares of the Company's common stock at an exercise price of $5.00 per share. These options expired March 31, 2003 without being exercised.

                    In January 2001, options were issued to employees and directors to purchase 600,000 shares of common stock at $1.15 per share. The options expire in 10 years from the date of grant.

                    In May 2001, the Company granted an option to purchase 250,000 shares of the Company's common stock at $0.88 per share to its Vice President and Director of Operations. This option has a 5-year maturity from the date of grant. This option was canceled by its term ninety days after the employee's resignation during the fiscal year ended February 28, 2003.

                    In February 2002, the Company granted an option to purchase 600,000 shares of the Company's common stock at $0.40 per share to its Vice President and Chief Financial Officer. This option has a 10-year maturity from the date of grant.

                    In February 2002, the Company granted an option to purchase 500,000 shares of the Company's common stock at $0.40 per share to its President and Chief Executive Officer. This option has a 10-year maturity from the date of grant.

                    In February 2002, the Company reset the option strike price for 300,000 outstanding options owned by its directors to $0.40. A charge to compensation was not necessary. In

                    December  2003,   the  Company   established  a  2004  Stock
                    Incentive Plan that included 3,000,000 shares of common stock. In addition, the Company granted options to employees and directors on 940,000 shares of the Company's common stock at $0.32 per share. These options have a 10-year maturity from the date of grant.

                    As of February 29, 2004, options to purchase 2,750,000 shares of common stock have been granted under the 2000 Plan and 940,000 shares of common stock under the 2004 Plan. The following table summarizes the information about all stock options outstanding at February 29, 2004:

                                                                                    Options Outstanding and Exercisable
                                                                                                  Weighted
                                                                                                   Average
                                                                                                   Remaining           Weighted
                                                                               Number             Contractual           Average
                                 Range of Exercise Price                     Outstanding         Life (Years)       Exercise Price
                                 ---------------------------------------- ------------------ -- ---------------- -- ----------------
                                 ---------------------------------------- ------------------ -- ---------------- -- ----------------
                                             $0.28                             250,000                 9.5              $0.28
                                             $0.32                             690,000                9.75              $0.32
                                             $0.40                           1,700,000                7.72              $0.40
                                             $1.25                             500,000                0.10              $1.25
                                             $1.63                             300,000                6.17              $1.63
                                             $1.75                             500,000                6.33              $1.75
                                             $2.00                             500,000                0.24              $2.00
                                 ---------------------------------------- ------------------ -- ---------------- -- ----------------
                                 ---------------------------------------- ------------------ -- ---------------- -- ----------------
                                          $0.40 $5.00                        4,440,000                                  $1.05
                                 ======================================== ================== == ================ == ================
                                 ======================================== ================== == ================ == ================

                    The Company elected , in accordance with the provisions of SFAS No. 123, to apply the current accounting rules under APB Opinion No. 25 and related interpretations in accounting for stock options and, accordingly, has presented the disclosure-only information as required by SFAS No. 123. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net income and income per common share for the years ended February 28, 2002, 2003 and February 29, 2004 would approximate the pro forma amounts shown in the table below:

                                                                                                 February 28,        February 29,
                                 Year ended                               February 28, 2002          2003                2004
                                 ---------------------------------------- ------------------ -- ---------------- -- ----------------
                                 ---------------------------------------- ------------------ -- ---------------- -- ----------------
                                 Reported net income (loss)                   $(6,784,000)         $ (827,000)        $(1,088,000)
                                 ======================================== ================== == ================ == ================
                                 ======================================== ================== == ================ == ================

                                 Pro forma net income (loss)                  $(6,784,000)         $ (827,000)        $(1,088,000)
                                 ======================================== ================== == ================ == ================
                                 ======================================== ================== == ================ == ================

                                 Reported net income (loss)
                                   per common share                             $   (0.38)          $   (0.04)          $   (0.06)

                                 Pro forma net income (loss
                                   per common share                             $   (0.38)          $   (0.04)          $   (0.06)

                    The fair value of options granted (which is amortized to expense over the option vesting period in determining the pro forma impact) is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:


                                                                                                 February 28,        February 29,
                                 Year ended                               February 28, 2002          2003                2004
                                 ---------------------------------------- ------------------ -- ---------------- -- ----------------
                                 Expected life of options                      9.07 years          8.07 years          7.07 years
                                 ======================================== ================== == ================ == ================
                                 ======================================== ================== == ================ == ================
                                 Risk-free interest rate                       4.75%               4.75%               4.75%
                                 ======================================== ================== == ================ == ================
                                 ======================================== ================== == ================ == ================

                                 Expected volatility of RMS
                                  Titanic, Inc.                               100.0%              100.0%              100.0%
                                 ======================================== ================== == ================ == ================
                                 ======================================== ================== == ================ == ================

                                 Expected dividend yield on
                                  RMS Titanic, Inc.                              $0                  $0                  $0
                                 ======================================== ================== == ================ == ================
                                 ======================================== ================== == ================ == ================

                    The weighted-average fair value of options granted during the years is as follows:

                                                                                                 February 28,        February 29,
                                 Year ended                               February 28, 2002          2003                2004
                                 ---------------------------------------- ------------------ -- ---------------- -- ----------------

                                 Fair value of each option granted             $   0.16                  --                $ --
                                 Total number of options granted              1,350,000                  --             940,000
                                 ---------------------------------------- ------------------ -- ---------------- -- ----------------
                                 ---------------------------------------- ------------------ -- ---------------- -- ----------------

                                 Total fair value of all options granted       $212,600                $ --                $ 00
                                 ======================================== ================== == ================ == ================
                                 ======================================== ================== == ================ == ================

                    In accordance with SFAS No. 123, the weighted-average fair value of stock options granted is based on a theoretical statistical model using the preceding Black-Scholes assumptions. In actuality, because the Company's stock options do not trade on a secondary exchange, employees can receive no value or derive any benefit from holding stock options under these arrangements without an increase in the market price of the Company. Such an increase in stock price would benefit all stockholders commensurately.

8. LITIGATION:      The  United  States  Department  of  State  and the National
                    Oceanic  and    Atmospheric    Administration  of  the
                    United States  Department  of Commerce  ("NOAA") are working
                    together  to   implement   an   International   Treaty  (the
                    "Agreement") with entities in Britain France and Canada that
                    could   diminish   or   otherwise   impact   the   Company's
                    salvor-in-possession  rights to the  TITANIC  which had been awarded  by the  District  Court.  The  Company  has  raised numerous objections to the United States Department of State regarding the actions of the United States to participate in efforts to reach an agreement  governing salvage  activities
                    of  the  TITANIC.  The  Agreement,   as  drafted,  does  not
                    recognize the existing rights of the Company in the TITANIC, that  have  been  re-affirmed  in  the  District  Court  and affirmed  by the  Fourth  Circuit,  and  provides  that  the
                    Agreement becomes effective when any two of the party states sign it.  During  November  2003,  the  Britain  signed  the
                    Treaty.  United States Department of Justice has represented that the United States believed it had complied with the RMS
                    TITANIC Memorial Act in the development of the international guidelines  to implement  the  Agreement,  but would solicit comments  from the  public  at  large  regarding  the  draft international  guidelines  and the NOAA  will  consider  the
                    comments,   and  then   publish   the  final   international
                    guidelines.  On April 3, 2000 the Company filed a motion for declaratory  judgment asking that the District Court declare unconstitutional and inappropriate the efforts of the United
                    States to reach an  international  agreement  with the other parties and that it be  precluded  from seeking to implement the  Agreement.  On September 15, 2000, the Court ruled that the Company's  motion was not ripe for  consideration at the present time, and that the Company may renew its motion when and if an  Agreement is agreed to and signed by the parties,
                    final   guidelines   are  drafted,   and   Congress   passes
                    implementing legislation. The Company expects that whatever the outcome of this matter, there will be no impact on artifacts that have already been recovered, but the Company does not know what effect, if any, this Agreement will have on future Company operations.

                    On September 7, 2000, Mr. G. Michael Harris, a former officer and director of the Company filed suit in the
                    Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida, Civil Division. In that suit, Mr. Harris alleged that the Company breached an employment agreement entered into between him and the Company, that he was damaged by the breach, that he was wrongfully terminated and had been defamed. The Company denied the validity and enforceability of the employment agreement. Moreover, the Company filed a counter-suit against Mr. Harris and others, to recover monies that the Company believed were misappropriated. On April 23, 2003, after a jury trial, a verdict was rendered that affirmed the unenforceability of any of Mr. Harris' employment agreements and further found that $70,000 of Company monies were misappropriated by Mr. Harris and others. During the quarter ended August 31, 2003, the Company settled this litigation by agreeing to certain payments and an exchange of releases. Upon the advice of counsel, this settlement is less than the expected legal costs and expenses of continuing litigation.

                    On January 16, 2001, the Securities and Exchange Commission (the "Commission") authorized its staff to conduct a formal order of investigation. The Commission has requested various documents relating to, among other things, the change in control of the Company that occurred during November 1999; any solicitations that may have been made without a written proxy statement or a filing; the purchase of the Company's common stock by certain shareholders; the accuracy of the Company's financial statements; information about the
                    Company's accounting procedures and controls; documents about its subsidiaries; and other information about consulting agreements, communications with certain individuals, employment of its officers, and other Company matters. The Company is cooperating with the investigation and has produced documents requested by the Commission. The Company is unable to predict the eventual outcome of this matter.

                    On January 27, 2001, the Company was served with a lawsuit by Oceaneering International, Inc. for monies purportedly owed under a June 27, 2000 contract for maritime services in association with the Company's 2000 expedition. The Company filed an answer that included a setoff for damages that it sustained. On May 8, 2002, this case was dismissed with prejudice with each party paying its own legal expenses and executing a confidentiality agreement. The Company did not pay any additional consideration for this settlement.

                    On May 3, 2001, the Company was served with a lawsuit in Superior Court in the State of California which later was removed to the United States District Court for the Central District of California by Westgate Entertainment Corporation, a California corporation, and its wholly owned subsidiary, Weyland & Chase Engineering, NV, a Netherlands Antilles corporation. The complaint claims that on January 18, 2000, the plaintiffs entered into oral five year, "pay or play" contracts of $200,000 per year for Westgate Entertainment and $100,000 per year for Weyland & Chase. Westgate Entertainment further claimed the Company agreed to pay or provide other additional considerations. The Central District Court entered an order denying the Company's motion for summary judgment. Thereafter, in March of 2002, the Central District Court denied the Company's right to appeal its interlocutory order denying the Company's motion for summary judgment. In July 2002, the matter was settled whereby the Company agreed to pay $388,000 over a thirty-month period and the parties further exchanged releases and agreed to certain restrictive covenants, among other considerations.

                    On April 12, 2002, the United States Court of Appeals for the Fourth Circuit (the "Fourth Circuit") affirmed two orders of the United States District Court for the Eastern District of Virginia, Norfolk Division. R.M.S. Titanic, Inc.
                    v. The Wrecked and Abandoned Vessel , 2002 U.S. App. LEXIS 6799 (4th Cir. 2002). Dated September 26, 2001 and October 19, 2001, these orders restricted the sale of artifacts recovered by the Company from the TITANIC wreck site. In rendering its opinion, the Fourth Circuit reviewed and declared ambiguous the June 7, 1994 Order of the District Court that had awarded ownership to the Company of all items then salvaged from the wreck of the Titanic as well as all items to be salvaged in the future by the Company so long as the Company remained salvor-in-possession of the TITANIC. Having found the June 7, 1994 Order ambiguous, the Fourth Circuit reinterpreted the order to convey only possession, not title, pending determination of a salvage award. This opinion conflicts with previous rulings that were rendered by both the Fourth Circuit, R.M.S. Titanic, Inc. v. Haver, et al, 171 F.3d 943 (4th Cir. 1999) and the District Court, all of which the Company had relied upon in the conduct of its business. Furthermore, based on a June 7, 1994 Order of the District Court, the Company believed it was the exclusive owner of the Artifacts. The Company petitioned the United States Supreme Court to hear its appeal of the April 12, 2002 decision of the Fourth Circuit. However, that petition was denied on October 7, 2002.

                    On April 25, 2002, the Company was served with notice of litigation initiated by Lawrence D'Addario, et al v. Arnie Geller, G. Michael Harris, Joe Marsh, Gerald Couture, Nick Cretan, Doug Banker and the Company in the United States District Court for the Eastern District of Virginia, Norfolk Division. The suit alleges fraud, self-dealing, mismanagement, diversion and waste of corporate assets by the individuals in their capacity as directors and/or officers of the Company and for Joe Marsh, as a principal shareholder of the Company. On April 23, 2004, the United States District Judge for the Eastern District of Virginia Rebecca B. Smith dismissed the lawsuit filed by Lawrence D'Addario against the Company and Arnie Geller and Gerald
                    Couture, two officers and directors of the company. Specifically, the Court approved and adopted in full the findings and recommendations set forth in the Magistrate Judge's reports and recommendations of March 5, 2004 whereby summary judgment as to Counts I, II and III of the D'Addario Complaint was granted in favor of Messrs. Geller and Couture. Summary judgment was also granted in favor of defendants Mr. Joseph Marsh, a principal shareholder and Mr.
                    G. Michael Harris, a former officer and director. By Order, dated December 19, 2003, the Court had previously dismissed Count IV of the Complaint as moot. The Court's final order is subject to a possible appeal to the Fourth Circuit Court of Appeals.

                    The Company is involved in various claims and other legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate outcome of these matters would not have a material adverse impact on the financial position of the Company or the results of its operations.

9.  COMMITMENTS     During the year ended February 28, 2002, the Company
    AND             entered  into  agreements  for the  services of two
    CONTINGENCIES:  individuals  for  an  annual  aggregate amount of  $600,750.
                    Each individual, at his option, may elect to receive his compensation in shares of the Company's common stock.
                    For this purpose, the common stock will be valued at 50% of its closing bid price as of the date of the election.
                    However, for financial statement purposes the Company will charge the full value of the common stock issued to compensation expense.

                    On May 6, 2001, the Company entered into a three-year employment agreement with an individual as Vice President and Director of Operations, providing for a salary of $130,000, $143,000, and $157,850 respectively, for each year of the three-year term. In addition, this individual received options to purchase 250,000 share of common stock at an exercise price of $.88 per share. On March 22, 2002, this individual resigned his position and became a consultant to the Company, and thereafter ended his consulting arrangement in May 2002.

                    On February 2, 2002, the Company executed an employment agreement with its President and Chief Executive Officer. The employment agreement is for a five-year term and provides for annual base salaries of $330,750 per year, with annual 5% increases. On April 10, 2004, this employment agreement was extended on the same terms and conditions with a new termination date of February 2, 2009.

                    On February 2, 2002, the Company executed an employment agreement with its Vice President and Chief Financial Officer. The employment agreement is for a four-year term and provides for annual base salaries of $270,000 per year, with annual 5% increases. On April 10, 2004, this employment agreement was extended on the same terms and conditions with a new termination date of February 2, 2008.

                    The Company has non-cancelable operating leases for office space. The leases are subject to escalation for the Company's pro rata share of increases in real estate taxes and operating costs. During the fiscal year ended February 29, 2004, the Company entered into another non-cancelable operating lease for more office space and vacated one of its previously used offices. During this fiscal year 2003, the Company entered into an agreement to lease certain office and warehouse space through December 31, 2004.

                    Future minimum lease payments for leases in effect as of February 29, 2004 and entered into subsequent to that date are as follows:

                                      Year ending February 28(29),
                                                     2005                                                          $179,000
                                                     2006                                                           115,000
                                                     2007                                                           118,000
                                                     2008 and thereafter                                            244,000
                                      --------------------------------------------------------------------------------------
                                      --------------------------------------------------------------------------------------

                                                                                                                   $656,000
                                      ======================================================================================

                    Rent expense charged to operations amounted to $167,000, $205,000 and $132,000 for the years ended February 28, 2002, February 28, 2003, and February 29, 2004, respectively.

10. OTHER RELATED   Included in accounts  payable and accrued liabilities  at
    PARTY           February  28,  2003 and  February  29, 2004 is $25,000 due
    TRANSACTIONS:   to certain partners of TVLP.

                    On April 2, 2002, the Company entered into a Purchase Agreement for the sale of the common stock, representing 100% ownership, of its Danepath Ltd. subsidiary to Argosy International Ltd., an affiliated party who owned 1,704,545 shares of the Company. The purchase price, as amended by agreement on June 1, 2002, was $1.5 million. Danepath's principal asset was the research and recovery vessel "SV EXPLORER". Under the terms of the Purchase Agreements the Company received $100,000 upon execution and an obligation of $1.4 million, bearing interest at 8% per annum that was to be paid within six months. This obligation was collateralized with both a first mortgage on the vessel "SV EXPLORER", the principal asset owned by Danepath, and all the common stock of the Company owned by Argosy International, Ltd. The note receivable was not paid at its maturity on October 2, 2002. To avoid a costly international foreclosure process, the Company entered into a Settlement Agreement whereby the Company received a cancellation fee from Argosy of $250,000 in the form of a note with a one-year maturity, cancellation of a $240,000 vendor payable, and acquired by deed in lieu of foreclosure the marine vessel, "SV EXPLORER" and related marine equipment for consideration of $750,000 in its new wholly owned United Kingdom subsidiary - Seatron Limited. The ownership of the vessel was subject to a mortgage with the Company for all monies advanced to this subsidiary. With this settlement agreement, the Company released Argosy from the original purchase obligation of $1.4 million.

                    On March 6, 2002, in a separate agreement, the Company sold to Argosy International, for minimal consideration, its 100% ownership interest in White Star Marine Recovery, Ltd. That sale terminated its obligation under an agreement with Argosy International for the consulting services of Graham Jessop. At the time of this sale, White Star Marine Recovery had no assets other than this consulting contract.

11. EXHIBITIONS:    During the three-year period ended February 29,  2004  and subsequent to year-end, the Company has presented, through licensing arrangements exhibitions of TITANIC's
                    Artifacts and other TITANIC memorabilia.

                    In March 1999, the Company entered into an agreement with Magicworks Entertainment, Inc., a direct subsidiary of PACE Entertainment, Inc. and an indirect subsidiary of SFX
                    Entertainment, Inc. (collectively "SFX"), in which the Company granted SFX an exclusive worldwide license to exhibit the Company's TITANIC artifacts for a minimum payment of $8,500,000, annually. This license agreement had an initial term of one year, commencing September 15, 1999, with SFX having the option to extend the term for up to four additional one-year periods. All obligations of Magicworks Entertainment, Inc. under this license agreement were guaranteed by SFX Entertainment, Inc. The original agreement was amended on September 18, 2000 by the Company and SFX Family Entertainment, Inc., successor to Magicworks Entertainment, Inc. Another amendment extended the agreement to January 3, 2003. The first amendment required a minimum annual payment of $2,000,000 that was received during fiscal year ended February 28, 2002. Pursuant to the license agreement, as amended, the Company was to receive twenty percent of the ticket, merchandise, and sponsorship and ancillary revenues over $10,000,000. Each amendment required a guaranteed minimum annual payment of $2,000,000. For the amendment periods ended November 31, 2001 and January 3, 2003, the Company received payments of $616,000 and $683,242, respectively, over the guaranteed minimum annual payments pursuant to the revenue sharing provisions of the agreement. On August 15, 2003, a Fifth Amendment to the license agreement was executed whereby the term was extended to April 25, 2004. In this amendment, the exhibitry owned by Clear Channel Exhibitions, Inc. ("CCE") was sold to the Company for $600,000 with $300,000 forthcoming from overage payments during the final extended term and the balance to be paid by the Company in $150,000 installments due annually over the next two years. On May 26, 2004, a Sixth Amendment to this same license agreement was executed which provided that the two installment payments of $150,000 were changed whereby CCE was granted a security interest in the exhibitry being acquired by the Company and the necessity of a letter of credit was waived for a new payment schedule that included all overage payments due from CCE and payments of $50,000 every six months until the remaining obligation is paid in full. The last three amendments were executed with CCE, formerly known as SFX Family Entertainment, Inc.

12.  SUBSEQUENT     On May 5, 2004,  an  unsecured  loan  in  the  amount of
     EVENT:         $500,000   was   advanced   to  the  Company   from  two
                    shareholders,  one of whom is Joe Marsh, a beneficial  owner of more than 10% of the Company's  outstanding common stock.
                    The loan is for a  five-year  term with  interest at 6% over the prime rate, now 10%, and requires  quarterly payments of
                    interest  and   principal   beginning   July  26,  2004.  As
                    additional consideration for this loan, the Company will issue 30,000 shares of restricted common stock.

                    INTERIM FINANCIAL STATEMENTS (UNAUDITED)

                     Consolidated Balance Sheet (Unaudited)

                                                                                 November 30,             February 29,
                                                                                     2004                     2004
                                                                              -----------------        -----------------
ASSETS
Current Assets:
     Cash and cash equivalents                                               $        837,000           $      547,000
     Accounts receivable                                                            1,077,000                  353,000
     Prepaid and Refundable income taxes                                              221,000                  221,000
     Prepaid expenses and other  current assets                                     1,566,000                  141,000
                                                                              -----------------        -----------------
                                                                              -----------------        -----------------

         TOTAL CURRENT ASSETS                                                       3,701,000               $1,262,000

Artifacts owned, at cost                                                            4,476,000                4,479,000
Salvor's lien                                                                           1,000                    1,000
Salvor-in-possession Rights                                                           747,000                       --

Property and Equipment, net of accumulated depreciation
of $2,062,000 and $1,754,000, respectively                                          1,394,000                  747,000
Other Assets                                                                          738,000                  764,000
                                                                              -----------------        -----------------
                                                                              -----------------        -----------------

         TOTAL ASSETS                                                        $     11,057,000            $   7,253,000
                                                                              =================        =================
                                                                              =================        =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable and accrued liabilities                                $      1,970,000                1,249,000
     Current maturities of long term liabilities                                      100,000                       --
                                                                              -----------------        -----------------
                                                                              -----------------        -----------------

         TOTAL CURRENT LIABILITIES                                                  2,070,000                1,249,000

Long Term Liabilities:
     Note payable (less current maturities)                                           350,000                       --
                                                                              -----------------        -----------------
                                                                              -----------------        -----------------

         TOTAL LONG TERM LIABILITIES                                                  350,000                       --

         TOTAL LIABILITIES                                                          2,420,000                1,249,000

Commitments and Contingencies

Stockholders' Equity:
     Common  stock  --  $.0001  par  value,  authorized  30,000,000 shares, issued and outstanding 22,299,939 and 18,550,047 shares,
         respectively                                                                   2.000                    2,000
     Additional paid-in capital                                                    20,305,000               17,192,000
     Accumulated comprehensive income                                                  18,000                       --
     Accumulated deficit                                                         (11,688,000)             (11,190,000)
                                                                              -----------------        -----------------
                                                                              -----------------        -----------------

         STOCKHOLDERS' EQUITY                                                       8,637,000                6,004,000

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $     11,057,000         $      7,253,000
                                                                              -----------------        -----------------
                                                                              -----------------        -----------------

                                       See Notes to Interim Financial Statements




                  Consolidated Statements of Income (Unaudited)

====================================================================================================================================
                                            THREE-MONTH          THREE-MONTH         NINE-MONTH           NINE-MONTH
                                            PERIOD ENDED         PERIOD ENDED        PERIOD ENDED         PERIOD ENDED
                                            NOVEMBER 30,         NOVEMBER 30,        NOVEMBER 30,         NOVEMBER 30,
                                                2004                 2003               2004                  2003
------------------------------------------------------------------------------------------------------------------------------------
Revenue:
  Exhibitions and related
          merchandise sales             $    2,346,000          $    631,000      $    5,045,000        $   2,006,000
  Merchandise and other                         79,000                84,000             131,000              244,000
  Sale of coal                                   7,000                20,000              28,000               62,000
------------------------------------------------------------------------------------------------------------------------------------
Total revenue                                2,432,000               735,000           5,204,000            2,312,000
------------------------------------------------------------------------------------------------------------------------------------

Expenses:
  Cost of coal sold                              2,000                 2,000              7,000                 5,000
  Cost of merchandise sold                       9,000                38,000             24,000               126,000
  Exhibition costs                             792,000                    --          2,040,000                    --
  General and administrative                 1,243,000               686,000          3,294,000             2,381,000
  Depreciation and amortization                132,000                80,000            308,000               229,000

------------------------------------------------------------------------------------------------------------------------------------
Total expenses                               2,178,000               806,000          5,673,000             2,741,000
------------------------------------------------------------------------------------------------------------------------------------

Profit (Loss) from operations                  254,000               (71,000)          (469,000)             (429,000)

Interest income                                     --                 2,000              1,000                 9,000
Interest expense                               (14,000)                   --            (33,000)                   --
------------------------------------------------------------------------------------------------------------------------------------
Profit (Loss) from operations
 before provision
   for income taxes                            240,000               (69,000)         (501,000)              (420,000)

Provision for income taxes                          --                    --                --                     --
------------------------------------------------------------------------------------------------------------------------------------
Net Income (loss)                         $    240,000         $     (69,000)   $     (501,000)          $   (420,000)

Basic and diluted Loss
 Per common shares:                       $        .01         $         .00    $         (.02)          $       (.02)

Weighted-average number
 of common shares outstanding               22,299,939            19,125,047        20,818,898             18,903,047
------------------------------------------------------------------------------------------------------------------------------------
Net Income (loss)                         $    240,000         $     (69,000)   $     (501,000)          $   (420,000)

Other comprehensive operations:
   Foreign currency translation                 18,000                    --            18,000                     --
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive income (loss)               $    258,000         $     (69,000)   $     (483,000)          $   (420,000)
====================================================================================================================================


                    See Notes to Interim Financial Statements

                Consolidated Statements of Cash Flows (Unaudited)


                                            NINE-MONTH PERIOD ENDED NOVENMBER 30,             2004                       2003
                                                                                        ------------------         -----------------
                                                                                        ------------------         -----------------

                                                                                            (UNAUDITED)                (UNAUDITED)
Cash flows from operating activities:
Net income (loss)                                                                       $       (501,000)          $      (420,000)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
     Depreciation and amortization                                                               308,000                   229,000
     Reduction in artifacts                                                                        3,000                     5,000
     Issuance of stock for interest expense                                                        6,000                        --
     Issuance of stock in exchange for options                                                   247,000                        --
     Issuance of stock for services                                                              277,000                   108,000
Changes in operating assets and liabilities:
     Decrease (increase) in accounts receivable                                                 (724,000)                  (26,000)
     Decrease in prepaid and refundable income taxes                                                  --                   290,000
     Decrease (Increase) in prepaid expenses and other current assets                             27,000                    15,000
     Decrease (Increase) in other assets                                                        (118,000)                 (437,000)
     Increase (decrease) in accounts payable and accrued liabilities                             721,000                   (10,000)
     Increase (decrease) in deferred revenue                                                          --                  (590,000)
                                                                                            ----------------         ---------------
                                                                                            ----------------         ---------------

         TOTAL ADJUSTMENTS                                                                       747,000                  (415,000)
                                                                                            ----------------         ---------------
                                                                                            ----------------         ---------------

         NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                                     246,000                  (835,000)
                                                                                            ----------------         ---------------
                                                                                            ----------------         ---------------

Cash flows used in investing activities:
     Purchases of property and equipment                                                        (955,000)                  (20,000)
     Investment in Salvor-in-possession Rights                                                  (747,000)                       --
                                                                                            ----------------         ---------------
                                                                                            ----------------         ---------------

         NET CASH USED IN INVESTING ACTIVITIES                                                (1,702,000)                  (20,000)

Cash flows provided from financing activities:
     Proceeds from Note payable                                                                  500,000                        --
     Payment on Note payable                                                                     (50,000)                       --
     Proceeds from issuance of common stock                                                    1,278,000                        --

         NET CASH USED IN FINANCING ACTIVITIES                                                 1,728,000                        --

Effect of exchange rate changes on cash                                                           18,000                        --
Net (decrease) increase in cash                                                                  290,000                  (855,000)
Cash and cash equivalents at beginning of period                                                 547,000                 1,945,000
                                                                                            ----------------         ---------------
                                                                                            ----------------         ---------------

Cash and cash equivalents at end of period                                                  $    837,000          $      1,090,000

SUPPLMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the nine-month period for income taxes                                $         --          $             --
                                                                                            ----------------         ---------------
                                                                                            ----------------         ---------------



                    See Notes to Interim Financial Statements

                      Notes to Interim Financial Statements


 Note 1 The accompanying consolidated financial information as of November 30, 2004 and 2003 is unaudited and, in the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results for any other interim period or for an entire year.

 Note 2 Basic loss per common share ("EPS") is computed as net loss divided by the weighted-average number of common shares outstanding for the period. Diluted EPS representing the potential dilution that could occur from common shares issuable through stock-based compensation including stock options, restricted stock awards, warrants and other convertible securities is not presented for the three and nine month periods ended November 30, 2004 and 2003 since there was no dilutive effect of potential common shares or the dilutive effect is not material.

 Note 3 On May 17, 2004, the Company appeared before the United States District Court for the Eastern District of Virginia for a pre-trial hearing to address issues in preparation for an Interim Salvage Award trial. At that hearing, the Company informed the court that the United States government has declined the Company's proposal to transfer the Company's Salvor-in-Possession rights to the government. The Company confirmed that it intends to retain its Salvor-in-Possession rights in order to exclusively recover and preserve artifacts from the wreck site of the Titanic. As a result of that hearing, on July 2, 2004, the Court rendered an opinion and order that stated the Court will not recognize the 1993 Proces-Verbal, which granted to the Company all artifacts recovered from the wreck site during the 1987 expedition, and that the Company will not be permitted to present evidence at the Interim Salvage Award trial for the purpose of arguing that it should be awarded title to the Titanic artifacts under the law of finds. In part, the Court found that the law of finds does not apply to the Company because it is the Salvor-in-Possession of the Titanic wreck and wreck site. The Company has appealed the July 2, 2004 Court Order, which appeal is now pending in the United States Court of Appeals for the Fourth Circuit. The Court granted a stay of proceedings on August 2, 2004 which will delay the Interim Salvage Award trial.


 Note 4 The United States Department of State and the National Oceanic and Atmospheric Administration of the United States Department of Commerce ("NOAA") are working together to implement an International Treaty with the British, French and Canadian governments which standing alone will not have any effect on the Company's Salvor-in-Possession rights. In November 2003, Britain signed the Treaty. In June 2004, the United States signed the Treaty. The Company's Salvor-in-Possession rights are administered by the U.S. Federal District Court for the Eastern District of Virginia as authorized by the Constitution. The Treaty would become effective in the United States if Congress passes implementing legislation.

 Note 5 During the quarter ended August 31 2004, the Company issued 900,000 shares of common stock to two officers in exchange for options these officers held on 1,800,000 shares of common stock at exercise prices ranging from $1.15 to $1.64 per share for terms up to ten years. This exchange was required by its investment banker to permit the sale of the Company's securities in a private placement. The common stock issued for this exchange vests over twenty-four months beginning in August 2004. The value of this exchange was $1,179,000, or $1.31 per share, the market price of the common stock at the time of the transaction.

 Note 6 On August 18, 2004, the Company had an initial closing on a private placement in which $1,514,000 of Units were sold, representing 1,469,927 shares of Common Stock and Warrants to purchase an aggregate of 441,003 shares of Common Stock. The maximum amount that can be funded under this placement (including future closings) is approximately $2,760,000. The net proceeds of this initial funding were $1,278,000 after fees, expenses and other costs. Warrants to purchase 293,978 shares of the Company's common stock were also issued to its investment banking firm that arranged this equity placement. All warrants issued in this offering are exercisable over five years at an exercise price of $1.50 per share. Within this funding, the Company is obligated to file a registration statement under the Securities Act within 45 days of the final closing which was extended to October 24, 2004. In addition, a cash penalty of 1% per month of the gross proceeds is assessed and payable to holder of these securities for each month the registration fails to become effective after 120 days of the final closing or the termination of the offering.

                                     Part II

                     Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers.

         Section 607.0850 the Florida Business Corporation Act permits the indemnification of directors and officers of Florida corporations. Our charter provides that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

         Under Florida law, we have the power to indemnify our directors and officers against claims arising in connection with their service to us except when an director's or officer's conduct involves: (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; or (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

         In addition, we have entered into employment agreements with certain of our directors and officers that contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our charter and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

         Our charter limits the liability of current and former directors for monetary damages if they have acted in good faith and conformed to a standard of reasonable care. Furthermore, and notwithstanding anything to the contrary in our charter or bylaws, Section 607.0831 of the Florida Business Corporation Act limits the liability of directors for monetary damages for any statement, vote, decision or failure to act relating to management or policy of us unless he or she breached or failed to perform her duties as a director, and the breach or failure constitutes: (a) a violation of criminal law, unless the director had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe it was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) an unlawful distribution; (d) in a proceeding by or in the right of us or one or more of our shareholders, conscious disregard for our best interests or willful misconduct; or (e) in a proceeding brought by someone other than us or one or more of our shareholders, recklessness or an act or omission committed in bad faith, with malicious purpose, or in a manner exhibiting willful disregard of human rights, safety or property.

         We have purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by us.

Item 25. Other Expenses of Issuance and Distribution.

         The following table provides information regarding the various anticipated expenses payable by us in connection with the issuance and distribution of the securities being registered. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling shareholders will be borne by the selling shareholders. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

                  Nature of Expense                           Amount
Registration fee                                          $             280
Accounting fees and expenses                              $           2,500
Legal fees and expenses                                   $          50,000
Transfer agent fees                                       $          12,500
Printing and related fees                                 $          50,000
Miscellaneous                                             $          20,000
                                                             ---------------
                                                             ---------------
Total                                                     $         135,280

Item 26. Recent Sales of Unregistered Securities.

         We have issued the following unregistered securities within the last three years:

         During August 2004, we issued 900,000 shares of our common stock to two of our executive officers. These shares were issued in exchange for the redemption of options held by the officers to acquire 1,800,000 shares of common stock. The value of this exchange was $1,179,000, or $1.31 per share, the market price of the common stock at the time of this transaction. The issuance of the shares was exempt under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

         On August 18, 2004, we issued 1,469,927 shares of our common stock and warrants to purchase 441,003 shares of our common stock to accredited investors in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended. The gross proceeds of this issuance were $1,514,000, and the net proceeds to us were $1,278,000 after fees, expenses and other costs. The issuance of the shares and the warrants was exempt under Regulation D and under
Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

         In connection with the August 2004 private placement, we issued warrants to purchase 293,978 shares of our common stock to the selected dealer that assisted us with the private placement as partial consideration for the services rendered to us by the selected dealer. The issuance of the warrants was exempt under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

         During May 2004, we issued 30,000 shares of our common stock to two of our existing shareholders in partial consideration of loans made by them to company. The issuance of the shares was exempt under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

         During May 2004, we issued warrants to purchase 500,000 shares of our common stock to a consultant in consideration of services rendered to us by the consultant. The issuance of the warrants was exempt under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

         At various times during 2002, 2003 and 2004, we issued an aggregate of 1,725,000 shares of our common stock and an aggregate of 2,750,000 options and 500,000 warrants to purchase shares of our common stock to our directors, employees and consultants, in each case as compensation for their services to us. The issuance of these shares and warrants was exempt under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering.

Item 27. Exhibits.

                                                          Filed
                                                          with              Incorporated by Reference
                                                          this              -------------------------
 Exhibit                     Exhibit                      Form
   No.                     Description                    SB-2       Form     Exhibit         Filing Date
---------- ------------------------------------------------------- -------------------- ------------------------
---------- ------------------------------------------------------- -------------------- ------------------------

   2.1     Agreement and Plan of Merger, dated October                8-K       2.3            10-20-04
           13, 2004, among the Registrant, RMS
           Titanic, Inc. and RMST Mergersub, Inc.

   3.1     Articles of Incorporation of the Registrant                8-K       3.1            10-20-04

   3.2     Bylaws of the Registrant                                   8-K       3.2            10-20-04

   4.1     Form of the Registrant's Common Stock                     8-K/A      4.1            11-01-04
           Certificate
   4.2     Registrant's 2004 Stock Option Plan and                    8-K      10.2            10-20-04
           Form of Stock Option
   4.3     Registrant's 2000 Stock Option Plan and                    8-K      10.1            10-20-04
           Form of Stock Option

   5.1     Legal Opinion of Harter, Secrest &               X
           Emery LLP

  10.1     Lease dated March 27, 2000 for offices in                 10-K     10.25           06-13-00
           Atlanta, Georgia.
  10.2     Employment Agreement dated February 4, 2002               10-K    10.23.8          06-18-02
           between the Registrant and Arnie Geller
  10.3     Employment Agreement dated February 4, 2002               10-K    10.239           06-18-02
           between the Registrant and Gerald Couture
  10.4     Second Amendment to Exhibition Tour                       10-K     10.32           06-18-01
           Agreement, dated May 7, 2001 between the
           Registrant and SFX Family Entertainment Inc.



                                                          Filed
                                                          with              Incorporated by Reference
                                                          this              -------------------------
 Exhibit                     Exhibit                      Form
   No.                     Description                    SB-2       Form     Exhibit         Filing Date
---------- ------------------------------------------------------- -------------------- ------------------------
---------- ------------------------------------------------------- -------------------- ------------------------

  10.5     Form of Lease dated October 16, 2001 for                  10-K      10.34           06-18-02
           the Registrant's offices and warehouse in
           Atlanta, Georgia
  10.6     United States Court of Appeals R.M.S.                      8-K      10.1            04-30-02
           Titanic, Inc. v. The Wrecked and Abandoned
           Vessel. Opinion No. 01-2227
  10.7     Lease Amendment dated August 8, 2003 for                  10-K      10.49           06-15-04
           the Registrant's offices in Atlanta, Georgia
  10.8     Amendment to Employment Agreement dated                   10-K      10.50           06-15-04
           April 10, 2004 between the Registrant and
           Arnie Geller
  10.9     Amendment to Employment Agreement dated                   10-K      10.51           06-15-04
           April 10, 2004 between the Registrant and
           Gerald Couture
  10.10    Sixth Amendment to Exhibition Tour                        10-K      10.52           06-15-04
           Agreement, dated May 26, 2004 between the
           Registrant and Clear Channel Entertainment
           Exhibits, Inc
  10.11    Employment Agreement dated August 4, 2003                 10-K      10.54           06-15-04
           between the Registrant and Tom Zaller
  10.12    Selected Dealer Agreement, dated July 23,                 10-Q      10.56           10-13-04
           2004 between the Registrant and Laidlaw &
           Company (UK) Ltd. (f/k/a Sands Brothers
           International Limited)
  10.13    Registration Rights Agreement, dated August               10-Q      10.57           10-13-04
           18, 2004, among the Registrant, Laidlaw &
           Company (UK) Ltd. (f/k/a Sands Brothers
           International Limited) and certain
           purchasers identified therein
  10.14    Assumption Agreement, dated October 13,                    8-K      99.1            10-20-04
           2004, between the Registrant and RMS
           Titanic, Inc.

  21.1     Subsidiaries of the Registrant                   X

  23.1     Consent of Harter, Secrest & Emery LLP           X
           (Included in Exhibit 5.1)

  23.2     Consent of Kempisty & Company, Certified         X
           Public Accountants, P.C.

  99.1     Power of Attorney (Please see the signature      X
           page of this Registration Statement)

Item 28. Undertakings.

         (a) The undersigned registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing a registration statement on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia, on February 14, 2005.

                        Premier Exhibitions, Inc.


                        /s/ Arnie Geller
                        -------------------------------------------------------
                        Arnie Geller
                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Arnie Geller and Gerald Couture, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date                                Signature                          Title

February 14, 2005                   /s/ Arnie Geller
                                    -----------------------------      Director, President and
                                    Arnie Geller                       Chief Executive Officer

February 14, 2005                   /s/ Gerald Couture
                                    -----------------------------      Director, Chief Financial Officer
                                    Gerald Couture                     and Chief Accounting Officer

February 14, 2005                   /s/ Nick N. Cretan
                                    -----------------------------      Director
                                    Nick N. Cretan

February 14, 2005                   /s/ Doug Banker
                                    -----------------------------      Director
                                    Doug Banker